UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12
Brookline Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 3, 2020

Dear Stockholder,

I am pleased to invite you to the Brookline Bancorp, Inc. 2020 Annual Meeting of Stockholders (the "Annual Meeting"). At present we plan to hold the Annual Meeting at 2:00 p.m., Eastern Time, on May 13, 2020, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts, 02138; however, we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments have imposed as a result of COVID-19.  If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable by way of a press release, which may include holding the meeting solely by means of remote communication.  We have also established an alternate ‘virtual’ location in the event that holding the meeting at a physical meeting location remains unadvisable.  Please visit www.brooklinebancorp.com for updated information.  In the event we do hold the Annual Meeting virtually, the virtual location will be: www.virtualshareholdermeeting.com/BRKL2020.

We are providing proxy materials to our stockholders primarily through the Internet. Over the past few years, we have found that this process significantly lowers the cost of our annual meeting campaign and provides a more efficient way of delivering materials to our stockholders. We encourage you to read our 2020 Proxy Statement, 2019 Annual Report on Form 10-K, and Annual Letter from the President and Chief Executive Officer, which comprise this year’s proxy materials.

Whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented. Upon receipt, please mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised as further explained in the Proxy Statement.

If you plan to attend the Annual Meeting, please bring a copy of your proxy card and photographic identification to the meeting. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.

On behalf of the Board of Directors and our employees, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely,

Paul A. Perrault
President and Chief Executive Officer

131 Clarendon Street, Boston, Massachusetts 02116
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are invited to attend the 2020 Annual Meeting of Stockholders of Brookline Bancorp, Inc. (the "Company") to be held on Wednesday, May 13, 2020 at 2:00 p.m., Eastern Time, for the following purposes, as more fully described in the attached proxy statement (the “Proxy Statement”):

	Proposal	Board Recommendation
1.	To elect the four nominees named in the Proxy Statement, each to serve for a three-year term and until their respective successors are duly elected and qualified;	For each nominee
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;	For
3.	To hold a non-binding advisory vote on the compensation of our named executive officers ("say on pay");	For
4.	To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

At present, we plan to hold the Annual Meeting in person at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138; however, we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments have imposed as a result of COVID-19.  If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable by way of a press release, which may include holding the meeting solely by means of remote communication.  We have also established an alternate ‘virtual’ location in the event that holding the meeting at a physical meeting location remains unadvisable.  Please visit www.brooklinebancorp.com for updated information.  In the event we do hold the Annual Meeting virtually, the virtual location will be: www.virtualshareholdermeeting.com/BRKL2020.

We are providing proxy materials to our stockholders primarily via the Internet to expedite your receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. On April 3, 2020, we will send to our stockholders (other than those who have previously requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement, our 2019 Annual Report on Form 10-K, and our Annual Letter from the President and Chief Executive Officer along with instructions on how to vote via the Internet or by telephone. Commencing ten days after the issuance of the Notice of Internet Availability of Proxy Materials, a proxy card will be mailed to stockholders of record.

Only stockholders of record as of the close of business on March 20, 2020 are entitled to receive notice of, to attend, and to vote at the Annual Meeting. In accordance with Delaware law, for ten days prior to the Annual Meeting, a list of those registered stockholders entitled to vote at the Annual Meeting will be available for inspection in the office of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. The list will also be available at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy. You may revoke your proxy at any time before it is voted. Please refer to the “General Information” section of the Proxy Statement for additional information.

Sincerely,

Michael W. McCurdy
General Counsel and Corporate Secretary
Boston, Massachusetts
April 3, 2020

131 Clarendon Street
Boston, Massachusetts 02116
PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why am I receiving this Proxy Statement?

Notice of this Proxy Statement was first mailed to stockholders of record of Brookline Bancorp, Inc. on April 3, 2020 in connection with the solicitation of proxies by our Board of Directors for the 2020 Annual Meeting of Stockholders (the "Annual Meeting"). Commencing ten days after the mailing of the Notice of Internet Availability of Proxy Materials, a proxy card will be mailed to stockholders of record.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 13, 2020

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on our website at www.brooklinebancorp.com. Printed copies of these documents may be obtained by contacting the Company’s Transfer Agent, Broadridge Corporate Issuer Solutions. Please have your proxy card available when you contact our Transfer Agent. Contact information for the Company’s Transfer Agent is as follows:

•	Telephone: 1-800-579-1639

•	Email: sendmaterial@proxyvote.com

•	Online: www.proxyvote.com

At present we plan to hold the Annual Meeting at 2:00 p.m., Eastern Time, on May 13, 2020, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts, 02138; however, we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments have imposed as a result of COVID-19.  If it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable by way of a press release, which may include holding the meeting solely by means of remote communication.  We have also established an alternate ‘virtual’ location in the event that holding the meeting at a physical meeting location remains unadvisable.  Please visit www.brooklinebancorp.com for updated information.  In the event we do hold the Annual Meeting virtually, the virtual location will be: www.virtualshareholdermeeting.com/BRKL2020.

What items will be voted on at the Annual Meeting?

You are being asked to vote on the following items at the Annual Meeting:

	Proposal	Board Recommendation
1.	To elect the four nominees named in the Proxy Statement, each to serve for a three-year term and until their respective successors are duly elected and qualified;	For each nominee
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020;	For
3.	To hold a non-binding advisory vote on the compensation of our named executive officers ("say on pay");	For
4.	To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof. Please note that at this time we are not aware of any such business.

Who may vote at the Annual Meeting?

Each share of the Company’s common stock has one vote on each matter. As of March 20, 2020 (the “Record Date”), there were 79,520,756 shares of the Company’s common stock issued and outstanding. Only those stockholders of record as of the close of business on the Record Date are entitled to receive notice of and vote at the Annual Meeting.

What Constitutes a Quorum?

The presence, in person or by proxy, of holders of a majority of all of the shares of common stock entitled to vote at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Each share of common stock entitled to vote on the Record Date is entitled to one vote on each matter properly submitted at the Annual Meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

What is the voting requirement to approve each proposal?

For Proposal 1, a nominee for director in an uncontested election must receive a majority of the votes cast as to such nominee in order to be elected as director. Any incumbent director who does not receive the required vote for reelection will promptly offer to resign from the Company's Board of Directors (the "Board of Directors" or the "Board"). Within 90 days after the date of certification of the election results, the Board of Directors will determine whether to accept or reject such director’s offer to resign.

Approval of Proposals 2 and 3 require the affirmative vote of a majority of the votes cast at the Annual Meeting.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with Proposals 1, 2, or 3. If you “abstain” from voting for Proposals 1, 2, or 3, it will have the same effect as if your vote was not cast with respect to each such proposal, and this will have no effect on the outcome. A broker non-vote will have no effect on the outcome of Proposals 1, 2, or 3.

How do I vote?

Voting in Person at the Meeting. If you are a stockholder of record and attend the Annual Meeting, you may vote in person at the meeting. If your shares of common stock are held in street name and you wish to vote in person at the meeting, you will need to obtain a legal proxy from the broker, bank or other nominee that holds your shares of common stock of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock in your own name as a holder of record with our transfer agent, Broadridge Corporate Issuer Solutions, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

•Vote by Internet. You may vote via the Internet by following the instructions on your proxy card. The website for Internet voting is printed on your proxy card. Please have your proxy card in hand. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 12, 2020. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.
•Vote by Telephone. You may vote by telephone by calling the toll-free number listed on your proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on May 12, 2020. When you call, please have your proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.
•Vote by Mail. If you would like to vote by mail, upon receipt of the proxy card, please mark, sign and date your proxy card and return it promptly to our transfer agent, Broadridge Corporate Issuer Solutions, in the postage-paid envelope provided.
Voting by Proxy for Shares Registered in Street Name. If your shares of common stock are held by a broker, a bank, or other nominee in "street name", you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted by the proxyholders in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Will other matters be voted on at the Annual Meeting?

We are not currently aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, any proxies received by us will be voted in the discretion of the proxyholders.

May I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•filing a written revocation with the Corporate Secretary of Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116;

•submitting a new proxy by telephone, or by the Internet, or by submitting a new proxy card after the time and date of the previously submitted proxy card; or

•appearing in person and voting by ballot at the Annual Meeting.

If you are a stockholder of record as of the Record Date attending the Annual Meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy.

What is householding?

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Notice of Annual Meeting. This procedure, known as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. Under applicable law, if you consented or were deemed to have consented, your broker, bank or other nominee may send one copy of our Notice of Annual Meeting to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you are receiving multiple copies of our Notice of Annual Meeting, you may be able to request householding by contacting your broker, bank or other nominee.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except as necessary to meet applicable legal requirements, to allow for the tabulations and certification of votes, and to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

Where can I find voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by a representative from Broadridge Corporate Issuer Solutions, who will serve as inspector of election, and filed with the Securities and Exchange Commission (“SEC”) on a Form 8-K within four business days following the completion of the Annual Meeting.

How can I view the Company’s proxy materials for the Annual Meeting on the Internet?

The Company’s proxy materials are available on the Company’s website at www.brooklinebancorp.com. Additional information regarding the Company and its subsidiaries, Bank Rhode Island and Brookline Bank, can be found at the following websites: www.bankri.com, www.brooklinebank.com.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board currently consists of fourteen directors. All of the Company’s directors are independent under the current listing standards of the Nasdaq Stock Market LLC, except for Mr. Perrault, who currently serves as President and Chief Executive Officer of the Company. Four directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors have been duly elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy.

The Board has nominated Margaret Boles Fitzgerald, Bogdan Nowak, Merrill W. Sherman, and Peter O. Wilde for election as directors, each of whom has agreed to serve if so elected. Please refer to the sections entitled Nominees for Director and Stock Ownership of Directors and Management for additional information regarding the nominees.

The following includes a discussion of the business experience for the past five years for each of our nominees and continuing directors. The biographical description below for each nominee includes specific experience, qualifications, attributes and skills that led to the conclusion by the Company’s Nominating and Governance Committee and the Board of Directors that such person should serve as a director of the Company. The biographical description below for each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Company’s Nominating and Governance Committee and the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Company’s Nominating and Governance Committee and the Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting.

In addition to the information presented below regarding each person’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company and its stockholders.

Each of the Company’s directors currently serves as a director of Brookline Bank. Mr. Perrault also serves as a director of Bank Rhode Island.

Nominees for Director

Margaret Boles Fitzgerald.  Ms. Boles Fitzgerald chairs the Board of The Henry Luce Foundation, a position she has held since 2002.  From 2010 to 2014, Ms. Boles Fitzgerald served as the Director of Corporate and Foundation Relations at Boston Health Care for the Homeless Program (“BHCHP”) and from 2009 through 2010 she served as Director of Alumni Communications and Stewardship at Emmanuel College.  From 1995 until 2009, Ms. Boles Fitzgerald served as Executive Vice President and Director of Community Relations at Hill Holliday Advertising in Boston.  From 1978 until 1995, she worked in various capacities at Hill Holliday including senior positions in media, public relations, non-profit account management, and community relations.  Ms. Boles Fitzgerald was on the Board of Directors of Associated Grant Makers from 1993 to 1999 and served as Chair from 1995 to 1999.  Ms. Boles Fitzgerald continues to work in consulting and volunteer roles with local non-profit organizations including the Museum of Fine Arts, The Salvation Army of Massachusetts Bay (State Advisory Board), Harvard Art Museums (American Art Advisory Committee), The Latham Centers, Cape Cod (advisor to Capital Campaign), the Roy T. Morgan Foundation (Trustee), and she serves on the Board of Overseers of Boston’s NPR station, WBUR, as well as the Philanthropic Advisory Council of BHCHP.  Additionally, she is engaged as a communications consultant and a freelance writer and

PROPOSAL 1: ELECTION OF DIRECTORS

editor for a number of nonprofits, including Boston Healthcare for the Homeless Program. Ms. Boles Fitzgerald is a graduate of Bucknell University. Ms. Boles Fitzgerald serves on the Company’s Audit and Risk Committees.  Ms. Boles Fitzgerald’s extensive work with community service agencies, her leadership roles in non-profit management (governance, program, administration, and financial), and executive experience in private foundations (local and national) provide her with valuable skills to share with the Board in its management of the Company’s business.

Bogdan Nowak. Mr. Nowak joined the Board in January 2012 following the Company’s acquisition of Bancorp Rhode Island, Inc. and Bank Rhode Island, where he had served as a director since 2002. Mr. Nowak is the founder and President of Rhode Island Novelty, Inc., established in 1986. Headquartered in Fall River, Massachusetts, Rhode Island Novelty, Inc. is the nation’s leading importer and wholesale distributor of novelty toys. Mr. Nowak serves on the Company’s Audit Committee and as Chair of the Compensation, and Nominating and Governance Committees. Mr. Nowak’s experience as a successful entrepreneur, his understanding of business operations and finances, and knowledge of corporate governance matters qualify him to serve on the Board of Directors.

Merrill W. Sherman. Ms. Sherman joined the Board in January 2012 following the Company’s acquisition of Bancorp Rhode Island, Inc. and Bank Rhode Island. Ms. Sherman served as President and Chief Executive Officer of Bancorp Rhode Island, Inc. and Bank Rhode Island from 1996 until 2012. Previously, Ms. Sherman served as President and Chief Executive Officer of two other New England community banks. Ms. Sherman is active in the Rhode Island community; she Chairs the Board of Directors of the Rhode Island Infrastructure Bank (a quasi-public agency that is the State’s “green bank” and water finance agency), and serves as a director of Blue Cross/Blue Shield of Rhode Island, as a Board Member of the Rhode Island PBS Foundation Board, and as a trustee of Johnson and Wales University. Ms. Sherman serves on the Company’s Executive and Risk Committees. Ms. Sherman’s years of service as the chief executive officer of several banks provide her with experience in banking and operations matters which, combined with her leadership in the Rhode Island community, provides value to the Board in its management of the Company’s business.

Peter O. Wilde. Mr. Wilde was President of Tuftane Extrusion Technologies, Inc., a manufacturing company, from 1998 until his retirement in 2009. In 1997, Mr. Wilde was a Managing Director of Beckwith Bemis Incorporated, a coatings and finishing company. From 1991 to 1997, Mr. Wilde served as Vice President of Finance and Administration at Ran Demo, Inc., a materials technology company. Mr. Wilde serves as Chairman of the Company’s Risk Committee and serves on the Company’s Credit and Executive Committees. Mr. Wilde’s experience as a manager and owner of several businesses provides the Board of Directors with considerable knowledge concerning the risks associated with lending to commercial companies and small businesses.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES
TO THE BOARD OF DIRECTORS LISTED ABOVE

Terms to Expire in 2021

John J. Doyle, Jr. Mr. Doyle served as President and Chief Executive Officer of Randolph Savings Bank, from 2009 until 2013. From 2007 to 2009, Mr. Doyle served as the President and Chief Executive Officer of Commonwealth Cooperative Bank. From 2002 to 2007, Mr. Doyle served as the President and Chief Executive Officer of North Abington Cooperative Bank. Earlier in his career, from 1969 until 1991, Mr. Doyle was a partner at KPMG LLP. As a member of the Board, Mr. Doyle serves on the Company’s Audit,

PROPOSAL 1: ELECTION OF DIRECTORS

Compensation, and Nominating and Governance Committees. Mr. Doyle’s experience as a partner at KPMG LLP, a long-time bank consultant, and as the chief executive officer of several banks provides him with a unique perspective on the Company’s challenges and opportunities.

Thomas J. Hollister. Mr. Hollister is the Chief Financial Officer and Vice President of Finance of Harvard University, a position he has held since May 2015. Prior to that, Mr. Hollister served as Managing Director and founder of Governance & Leadership Advisors, LLC, a consulting firm specializing in effective board governance for public and private corporations and non-profit organizations as well as Managing Director of Wesquo Capital Partners, a private real estate development fund. Mr. Hollister is the former board chair of the trustees of Tufts Medical Center and Wheaton College. Mr. Hollister is the former Chairman of the Board of the Greater Boston Chamber of Commerce and serves as an ex-officio member of the Executive Committee. He previously served as board chair of Charter One Bank, Citizens Bank of Massachusetts, Citizens Capital Corporation, The Initiative for a New Economy, and Massachusetts Community Banking Council. From 2006 to 2013, Mr. Hollister served in various capacities at Global Partners LP, an energy midstream logistics and marketing company, from which he retired as Chief Operating Officer and Chief Financial Officer in 2013. Prior to joining Global Partners, Mr. Hollister was a Vice Chairman of Citizens Financial Group, the U.S. arm of the Royal Bank of Scotland, and prior to that he served as an Executive Vice President at Bank of Boston. In addition to his board chair roles, Mr. Hollister has served on other boards including Global Partners LP, Macomber Construction Company, the Massachusetts Bankers Association, Rhode Island Hospital Trust Company, The Massachusetts Housing Investment Corporation, and Savings Bank Life Insurance of Massachusetts. Mr. Hollister currently serves on the board of directors of: Harvard Management Company, Controlled Risk Insurance Company, Ltd., and the Andover Companies. He is a Trustee Emeritus of Wheaton College and an Honorary Life Director of The Greater Boston Chamber of Commerce. Mr. Hollister serves as the Chair of the Company's Audit Committee and serves on the Company's Risk and Executive Committees. Mr. Hollister provides the Board with valuable perspective on the Company's activities as a result of his experience as the Chief Operating Officer and Chief Financial Officer of a Fortune 500 company, the former Vice Chair of a large financial institution, and his leadership roles on the boards of several other organizations.

Charles H. Peck. Mr. Peck served as the Senior Loan Officer of Brookline Bank from 1970 until April 2000, and as the President of Brookline Bank from April 2000 until his retirement in December 2010. Mr. Peck also provided consulting services to Brookline Bank from 2011 to 2016. Mr. Peck serves on the Company’s Credit and Executive Committees. As the former President and Senior Loan Officer of Brookline Bank for many years, Mr. Peck provides the Board with considerable knowledge about the Company’s activities and guidance with respect to the commercial markets in which the Company operates.

Paul A. Perrault. Mr. Perrault currently serves as President and Chief Executive Officer of the Company and Chairman of Brookline Bank. From 2009 through 2016, Mr. Perrault served as Chief Executive Officer of Brookline Bank. From 2011 through 2016, Mr. Perrault served as President and Chief Executive Officer of Brookline Bank. Mr. Perrault also serves as a member of the Board of Directors of Bank Rhode Island. During January 2009, Mr. Perrault was the Chief Executive Officer of Sovereign Bancorp, Inc. From 1990 through 2007, Mr. Perrault was President and Chief Executive Officer of Chittenden Corporation and, additionally, from 1998 through 2007, he served as Chairman of Chittenden Corporation. Mr. Perrault is a member of the Board of Trustees of Salve Regina University in Newport, Rhode Island, and a member of the Board of Trustees of the Perkins School for the Blind in Watertown, Massachusetts. Mr. Perrault provides the Board with broad perspective on the Company’s strategies, challenges and opportunities as a result of his role as the President and Chief Executive Officer of the

PROPOSAL 1: ELECTION OF DIRECTORS

Company and his long-time successful experience as the chief executive officer of a larger commercial bank.

Joseph J. Slotnik. Mr. Slotnik served as the managing partner of the Boston office of L.F. Rothschild, later known as L.F. Rothschild, Unterberg, Towbin, a brokerage and investment firm, until his retirement in 1988. Mr. Slotnik previously served as the Company’s Lead Director and was appointed Chairman of the Board of Directors of the Company in April 2011. Mr. Slotnik serves as Chair of the Executive Committee and as a member of the Risk Committee, Compensation, and Nominating and Governance Committees. Mr. Slotnik provides valuable insight concerning the Company’s activities based on his long-time service as an independent director of the Company and his prior experience as the managing partner of a brokerage and investment firm.

Terms to Expire in 2022

Joanne B. Chang. Ms. Chang is the chef, co-owner, and founder of Flour, a bakery and café with several locations throughout Boston, Massachusetts, as well as Myers + Chang, an Asian fusion restaurant that she co-owns with her husband, also located in Boston. Ms. Chang is an author, television personality, and philanthropist. Before becoming a chef, Ms. Chang served as a management consultant at the Monitor Group. Ms. Chang is an avid athlete, having run the Boston Marathon 15 years in a row. She is also an active member of Boston’s volunteer community. Ms. Chang graduated from Harvard College with a degree in Applied Mathematics and Economics. Ms. Chang serves on the Company's Audit Committee. We believe that Ms. Chang’s experience as an entrepreneur, her business acumen running several small businesses and her extensive knowledge of the greater Boston market provides a unique perspective to the opportunities and challenges the Company encounters.

David C. Chapin. Mr. Chapin is a Principal of Chapin Properties Team Ltd., a real estate investment, appraisal and property management company. The Company was founded in 2004 and Mr. Chapin has served as Principal since its inception. From 1998 to August 2004, Mr. Chapin was a Principal of T. H. Niles Real Estate Group, Inc., a property management, real estate appraisal and brokerage company. Mr. Chapin is an active member of the community and is an elected member of the Wellesley Board of Assessors, a director of Wellesley Senior Living, Inc. (a non-profit real estate owner), and a director of the Advisory Board of Dartmouth Hockey. Mr. Chapin serves as Chairman of the Company’s Credit Committee and serves on the Executive Committee. Mr. Chapin is a valuable resource in evaluating and monitoring the risks associated with real estate lending, the Company’s most significant area of activity, due to his extensive knowledge of and experience in the real estate market in which the Company originates commercial and residential mortgage loans.

John A. Hackett. Mr. Hackett currently serves as the Controller of J.J. Ruddy Insurance Agency, Inc., a position that he has held since 2005. Previously, Mr. Hackett served as the President of J. J. Ruddy Insurance Agency, Inc. for over 40 years, and retired as the President in 2005. Mr. Hackett served as a director of Mystic Financial, Inc. and its subsidiary bank, Medford Co-operative Bank, for 23 years before it was acquired by the Company in 2005. As a director of Medford Co-operative Bank, Mr. Hackett served as the chair of the Loan, Investment, Compensation, and Nominating Committees. As a member of the Board of Directors, Mr. Hackett serves on the Company’s Audit, Compensation, and Nominating and Governance Committees. Mr. Hackett’s long-time service as a member of the Board of Directors of another financial institution provides him with unique and valuable insight as it relates to the oversight of the Company’s activities.

PROPOSAL 1: ELECTION OF DIRECTORS

John L. Hall II. Mr. Hall is President of Hall Properties, Inc., a real estate investment, management and development company, and has served in that capacity since 1989. Additionally, Mr. Hall is an owner and director of HallKeen Management, a real estate management and investment company located in Massachusetts. Mr. Hall serves on the Company’s Executive and Credit Committees. Mr. Hall’s extensive experience in the commercial real estate market industry provides him with the skills and knowledge that are valuable to the Board’s management of the Company’s lending and business activities.

John M. Pereira. Mr. Pereira is the owner of Combined Properties, Inc. where he also serves as President. Mr. Pereira acquired the firm in 1996 and prior to that held multiple positions with the firm since 1987. Prior to joining Combined Properties, Mr. Pereira was a partner at the law firm of Sherin and Lodgen in Boston. Mr. Pereira is an active member of the community who serves as a member of the Mystic Valley Elder Services development committee. Mr. Pereira is a registered real estate broker and is a member of the Greater Boston Real Estate Board, Massachusetts Bar Association, National Association of Office and Industrial Properties, Real Estate Finance Association, Chelsea Boys and Girls Club Breakfast Club, and the Chelsea, Malden, Medford, and North Shore Chambers of Commerce. Mr. Pereira earned his Juris Doctorate degree from Boston College Law School and his Bachelor of Science degree from the University of Massachusetts, Dartmouth. Mr. Pereira is admitted to the United States Supreme Court, Massachusetts Supreme Judicial Court, United States Federal District Court, and United States Federal Court of Appeals. Mr. Pereira serves on the Company’s Credit and Risk Committees. We believe Mr. Pereira’s extensive experience as business owner, member of the commercial real estate community, and partner in a law firm provide him with valuable skills and experience to share with the Board in its management of the Company’s business.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

A critical function of the Board is to oversee the Company’s executive management in the competent and ethical operation of the Company on a day-to-day basis, and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, the Board proactively establishes appropriate policies to ensure that the Company is committed to success through the maintenance of the highest standards of responsibility and ethics.

Members of the Board bring to the Company a wide range of experience and knowledge. These varied skills provide for strong leadership and effective corporate governance. The Board works closely with senior management to ensure effective decision-making, compliance with Company policy and regulations, and strong leadership.

Board Leadership Structure

Mr. Slotnik serves as the Company’s Chairman of the Board of Directors and Mr. Perrault serves as the Company’s President and Chief Executive Officer. The Chairman and the President and Chief Executive Officer work closely to ensure that the strategic goals of the Company’s executive management team are in line with the risk and governance oversight objectives of the Board of Directors.

The Board of Directors encourages strong communication among all of its independent directors and the Chairman of the Board. The Board of Directors also believes that it is able to effectively provide independent oversight of the Company’s business and affairs, including risks facing the Company, through the composition of its Board of Directors, the role of the independent Chairman, the strong leadership of the independent directors and the independent committees of the Board of Directors, and the other corporate governance structures and processes already in place. Thirteen of the fourteen members of the Board of Directors are non-management directors, and twelve of these thirteen are independent under the rules of The Nasdaq Stock Market LLC, which we refer to as the “Nasdaq rules.” All of the directors are free to suggest the inclusion of items on the agenda for meetings of the Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, the Board of Directors and each committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board of Directors also holds regularly scheduled executive sessions of non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, each of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Risk Oversight

The Board of Directors plays an important role in the risk oversight of the Company. Although the Board recognizes that it is not possible to identify all risks that may affect the Company and its subsidiaries or to develop processes and controls to completely eliminate or mitigate their occurrence or effects, the Board is involved in risk oversight through its direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees.

In particular, the Board of Directors administers its risk oversight function through (i) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to risks that the Company faces, including, among others, compliance risk, market risk, credit risk, regulatory risk, operations risk, and various other matters relating to the Company’s business, (ii) the

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, significant new hires and promotions to the Company’s executive management positions, (iii) oversight of the Company’s enterprise risk management function by the Risk Committee, and (iv) the direct oversight of specific areas of the Company’s business by the Audit Committee, including the receipt of regular periodic reports from the Company’s internal and external auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company’s internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board’s attention.

The Audit Committee is specifically responsible for reviewing and discussing with management and the Company’s external and internal auditors matters and activities relating to financial reporting and the related internal controls of the Company, and the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by senior management.

The Credit Committee is specifically responsible for the review and approval of loan transactions of a certain value, the oversight of the Company’s credit risk, and the governance of the Company’s credit management.

The Risk Committee is specifically responsible for monitoring and reviewing the Company’s enterprise risk management framework and processes, emerging risks, and the adequacy of risk management functions within the Company.

Board Committees

During 2019, the Board met ten times. Each director attended at least 75% of the combined total number of meetings of the Board and board committees of which he or she was a member, and the independent directors meet at least twice during the year in executive session. In addition, the Company strongly encourages all directors and nominees to attend the Annual Meeting of Stockholders. All of the directors attended the 2019 Annual Meeting of Stockholders, and the Company anticipates that all of the directors will attend the 2020 Annual Meeting of Stockholders.

The Board has six standing committees: Executive Committee, Audit Committee, Compensation Committee, Nominating and Governance Committee, Credit Committee, and Risk Committee. Written charters for the standing committees are available on the Company’s website at www.brooklinebancorp.com.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Director	Executive Committee	Audit Committee	Compensation Committee	Credit Committee	Nominating and Governance Committee	Risk Committee
Joanne B. Chang		✓
David C. Chapin	✓			Chair
John J. Doyle, Jr.		✓	✓		✓
Margaret Boles Fitzgerald		✓				✓
John A. Hackett		✓	✓		✓
John L. Hall II	✓			✓
Thomas J. Hollister	✓	Chair				✓
Bogdan Nowak		✓	Chair		Chair
Charles H. Peck	✓			✓
John M. Pereira				✓		✓
Merrill W. Sherman	✓					✓
Joseph J. Slotnik	Chair		✓		✓	✓
Peter O. Wilde	✓			✓		Chair

Executive Committee. The Executive Committee is responsible for transacting any business of the Company which properly might come before the Board of Directors, except such business that by law only the full Board is authorized to perform. The Executive Committee documents its proceedings and reports on any actions taken at the next meeting of the Board of Directors. The Executive Committee met one time during 2019.

Audit Committee. The Audit Committee is responsible for duties including the following: (i) reviewing the scope of the proposed audit, including the adequacy of staffing; (ii) discussing the contents of our audited financial statements with management and the independent auditor; (iii) appointing, compensating, evaluating, overseeing and/or replacing the independent registered public accounting firm; (iv) pre-approving the scope of services provided by and fees paid to the independent registered public accounting firm for audit, audit-related and permitted non-audit-related services; (v) overseeing the internal and external audit function; and (vi) reviewing with management and the Company’s General Counsel the nature and status of significant legal matters. The Board has determined that each of Messrs. Hollister and Doyle qualify as an “audit committee financial expert,” as defined by the SEC, and that all members of the Audit Committee are independent and financially literate in accordance with the NASDAQ rules. The report of the Audit Committee is included in this Proxy Statement. The Audit Committee met a total of eight times during 2019.

Compensation Committee. The Compensation Committee is responsible for recommending and overseeing the establishment of compensation levels for executive officers of the Company and the Company's subsidiaries and reviewing compensation and related matters. Each member of the Compensation Committee is independent under the NASDAQ rules. The report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee met a total of six times in 2019.

Credit Committee. The Credit Committee is responsible for the approval of certain loan transactions at the Company’s subsidiary banks, and the oversight of the Company’s credit risk policies and the credit risk management process. The Credit Committee met a total of 24 times in 2019.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for the annual selection of the candidates to be presented for election as directors, including nomination of sitting directors for re-election, reviewing and monitoring the Board’s adherence to the NASDAQ rules with respect to independence, and reviewing the Company’s committee structure and making any necessary recommendations to the Board of Directors regarding committee appointments. Each member of the Nominating and Governance Committee is independent under the NASDAQ rules. The Nominating and Governance Committee met a total of three times in 2019.

Risk Committee. The Risk Committee is responsible for monitoring and reviewing, in conjunction with the other Board committees, or the Board, the enterprise risk management framework and processes for the Company, emerging risks, and the adequacy of risk assessment and management functions. The Risk Committee provides regular reports to the Board of Directors regarding the Company’s risk management framework. The Risk Committee met a total of four times in 2019.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that sets forth standards of ethical business conduct for all directors, officers, and employees of the Company and its subsidiaries. The purpose of the Code of Business Conduct and Ethics is to provide directors, officers, and employees with a framework to make honest, ethical, and legal decisions, ensure full, fair, accurate, timely, and understandable public disclosures in periodic reports required to be filed by the Company, require compliance with applicable laws, rules and regulations, and encourage prompt internal reporting of violations of the Code of Business Conduct and Ethics. All directors, officers, and employees are required to annually certify that they have read and agree to abide by the terms of the Code of Business Conduct and Ethics. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the NASDAQ rules. A copy of the Code of Business Conduct and Ethics and any amendments to or waivers of the requirements therein are available on the Company’s website at www.brooklinebancorp.com.

The Company is required by the Sarbanes-Oxley Act of 2002 and the SEC’s related rules to disclose whether it has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or individuals performing similar functions. The Company has adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers, which is available on the Company’s website at www.brooklinebancorp.com.

The Board has established a means for employees, customers, stockholders, and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics relating to, among other things:

•Accounting practices, internal accounting controls or auditing matters and procedures;
•Theft or fraud of any amount;
•Insider trading;
•Performance and execution of contracts;
•Conflicts of interest; and
•Violations of securities laws.

Any employee, stockholder or other interested party may submit a report to the Audit Committee in writing to: Brookline Bancorp, Inc., Audit Committee, P.O. Box 6024, Providence, Rhode Island 02940.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Reports may also be made by telephone or online via the Company’s Ethics Reporting Hotline, which is administered by NAVEX Global, an independent, third-party monitoring service. The Ethics Reporting Hotline is available seven days per week, twenty-four hours per day. Calls or web reports to the Ethics Reporting Hotline may be anonymous if requested. The Ethics Reporting Hotline can be reached at: (855) 898-9097 or https://www.reportlineweb.com/brkl.

Board Nominations

The Nominating and Governance Committee identifies nominees by evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for renomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or the Board decides not to renominate a member for reelection, or if the size of the Board is increased, the Nominating and Governance Committee would seek to identify appropriate director candidates. In addition, the Nominating and Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.

Neither the Nominating and Governance Committee nor the Board has a policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating nominees. The Nominating and Governance Committee may consider whether a nominee, if elected, would have the necessary qualifications, professional background, and core competencies to discharge his or her duties as well as the ability to add something unique and valuable the Board of Directors as a whole. The Nominating and Governance Committee would seek to identify a candidate who at a minimum has high personal and professional integrity, who shall have demonstrated ability and judgment, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

The Nominating and Governance Committee will also take into account whether a candidate satisfies the criteria for being an independent director under the NASDAQ rules, and if a candidate with financial and accounting experience is sought for service on the Audit Committee, whether the individual is financially literate and qualifies as an audit committee financial expert.

Stockholder Nominations

Any stockholder of the Company entitled to vote for the election of directors at the Annual Meeting of Stockholders can submit the names of candidates for director by writing to the Nominating and Governance Committee, care of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Corporate Secretary of the Company not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting of Stockholders or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

The submission shall include the following information set forth below:

•
As to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
The name and address of the stockholder giving the notice, as they appear on the Company’s books, and the names and addresses of the other Proposing Persons (if any); as to each Proposing Person, any Material Ownership Interests;

•
A description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•
(A) A description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (B) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nomination(s), and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

•
A statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Nomination Solicitation Statement”).

A nomination for Board candidates submitted by a stockholder for presentation at an Annual Meeting must comply with the procedural and informational requirements as outlined in the By-laws of the Company.

There were no submissions by stockholders of Board nominees for our 2020 Annual Meeting.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Communications with the Board

Stockholders who wish to communicate with the Board or with any director can write to the Nominating and Governance Committee, care of the Corporate Secretary, Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116. This letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will forward the communication to the director(s) to whom it is addressed, or, if the inquiry is a request for information about the Company or a stock-related matter for example, the Corporate Secretary will respond directly. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Corporate Secretary shall present a summary of all communications received, if any, since the last meeting and make those communications available to the directors upon request.

Transactions with Related Parties

Pursuant to various regulatory requirements and other applicable law, the boards of the Company and its subsidiaries, Bank Rhode Island and Brookline Bank, must approve certain extensions of credit, contracts and other transactions between the Company’s subsidiaries and any director or executive officer. The Company has adopted written policies and procedures to implement these requirements which state, in essence, that any transaction between the Company, its subsidiaries and any director or executive officer, or any of their affiliates or immediate family members, may be made on terms comparable to those which the Company would reach with an unrelated, similarly-situated third-party and must be approved in advance by a vote of the Board. The office of the Company’s General Counsel is responsible for the oversight of the Company’s policy regarding related party transactions, which is typically applied to extensions of credit and any other financial transactions of a material nature between the Company, its subsidiaries, and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Since January 1, 2019, neither the Company nor its present or former subsidiaries has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of the Company’s stock, or any members of the immediate family of any such person, had or will have a direct or indirect material interest.

Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2019 were, also customers of Bank Rhode Island and Brookline Bank in the ordinary course of business, or had loans outstanding during 2019. It is anticipated that such persons and their associates will continue to be customers of and indebted to Bank Rhode Island and Brookline Bank in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were approved by the applicable Bank’s Board of Directors. None of these loans to directors, executive officers or their associates is nonperforming.

ROLE OF THE BOARD; CORPORATE GOVERNANCE MATTERS

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2019, the members of the Compensation Committee were Messrs. Slotnik, Doyle, Hackett, and Nowak. None of these persons has served as an officer or employee of the Company. None of these persons had any relationships with the Company requiring disclosure under applicable rules and regulations of the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Persons and groups who beneficially own in excess of five percent of the Company's common stock are required to file certain reports with the SEC regarding ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company’s common stock, including shares owned by its directors.

Name and Address of Owner	Shares of Common Stock	Percent of Class of Ownership
BlackRock, Inc.(1)	11,679,274	14.60%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc. (2)	8,390,949	10.51%
100 Vanguard Blvd.
Malvern, PA 19355

Dimensional Fund Advisors LP (3)	6,034,316	7.56%
Building One
6300 Bee Cave Road
Austin, TX 78746

Fuller & Thaler Asset Management, Inc. (4)	4,107,431	5.15%
411 Borel Avenue, Suite 300
San Mateo, CA 94402

1
Based exclusively on a Schedule 13G/A filed by BlackRock, Inc. on February 4, 2020. The filer claimed sole power to vote or to direct the vote of 11,518,557 shares and the sole power to dispose or to direct the disposition of 11,679,274 shares.

2
Based exclusively on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 12, 2020. The filer claimed sole power to vote or to direct the vote of 77,407 shares and the sole power to dispose or to direct the disposition of 8,308,072 shares.

3
Based exclusively on a Schedule 13G filed by Dimensional Fund Advisors LP on February 12, 2020. The filer claims sole power to vote or direct the vote of 5,815,907 shares and the sole power to dispose or direct the disposition of 6,034,316 shares.

4
Based exclusively on a Schedule 13G filed by Fuller & Thaler Asset Management, Inc. on February 14, 2020. The filer claims sole power to vote or direct the vote of 4,018,828 shares and the sole power to dispose or direct the disposition of 4,107,431 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table details, as of the Record Date, information concerning the beneficial ownership of our common stock by:

•Each director;
•Each of our named executive officers; and
•All directors and named executive officers as a group.

Name and Address of Beneficial Owner*	Age	Position	Director Since (1)	Term Expires	Number of Shares Beneficially Owned (2)	Percent of Class (3)
Carl M. Carlson	56	Chief Financial Officer	N/A	N/A	77,512 (4)	**
Joanne B. Chang	50	Director	2018	2022	3, 100 (5)	**
David C. Chapin	83	Director	1989	2022	112,056 (6)	**
John J. Doyle, Jr.	86	Director	2006	2021	37,000 (7)	**
Darryl J. Fess	58	President and Chief Executive Officer, Brookline Bank	N/A	N/A	37,865 (8)	**
Margaret Boles Fitzgerald	64	Director	2013	2020	24,000 (9)	**
John A. Hackett	79	Director	2007	2022	42,430 (10)	**
John L. Hall II	80	Director	1983	2022	207,917 (11)	**
Thomas J. Hollister	65	Director	2009	2021	31,200 (12)	**
Mark J. Meiklejohn	56	President and Chief Executive Officer, Bank Rhode Island	N/A	N/A	52,114 (13)	**
Bogdan Nowak	56	Director	2012	2020	125,839 (14)	**
Charles H. Peck	79	Director	1995	2021	237,159 (15)	**
John M. Pereira	63	Director	2015	2022	24,500 (16)	**
Paul A. Perrault	68	President and Chief Executive Officer	2009	2021	422,486 (17)	**
M. Robert Rose	68	Chief Credit Officer	N/A	N/A	65,476 (18)	**
Merrill W. Sherman	71	Director	2012	2020	34,000 (19)	**
Joseph J. Slotnik	83	Chairman	1970	2021	185,275 (20)	**
Peter O. Wilde	80	Director	1993	2020	171,436 (21)	**
Directors and Officers as a
Group (18 persons)					2,059,801	2.59%

*	Unless otherwise indicated, the address is c/o Brookline Bancorp, Inc., 131 Clarendon Street, Boston, MA 02116.
**	Less than 1%.
1	The dates for Mr. Peck, Mr. Slotnik, Mr. Chapin, Mr. Hall, and Mr. Wilde reflect their initial appointment to the Board of Trustees of Brookline Bank.
2
The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. “Number of Shares Beneficially Owned” includes shares of common stock that may be acquired upon the exercise of options to acquire shares of common stock that are exercisable on or within 60 days after March 20,2020. Except as otherwise noted, each beneficial owner has sole voting and investment power over the shares and units.

3
The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 20, 2020 held by the beneficial owner and that no options held by other beneficial owners are exercised.

4
Includes 23,658 shares of unvested restricted stock as to which he has sole voting and investment power; 53,026 shares as to which he has sole voting and investment power; and 828 shares held by the Employee Stock Ownership Plan ("ESOP") for his account as to which he has shared voting power.

5	Includes 3,000 shares of unvested restricted stock as to which she has sole voting and investment power and 100 shares as to which she has the sole voting and investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

6	Includes 109,056 shares as to which he has shared voting and investment power with his spouse and 3,000 shares of unvested restricted stock as to which he has sole voting power.
7
Includes 3,000 shares of unvested restricted stock as to which he has sole voting and investment power; 2,400 shares held by the Kathryn W. Doyle Trust, of which Mr. Doyle is a beneficiary; and 31,600 shares held by the Doyle Family Trust, of which Mr. Doyle is trustee.

8
Includes 18,199 shares of unvested restricted stock as to which he has sole voting and investment power; 17,323 shares as to which he has shared voting and investment power with his spouse; and 2,343 shares held by the ESOP for his account as to which he has shared voting power.

9
Includes 20,000 shares as to which she has sole voting and investment power; 3,000 shares of unvested restricted stock as to which she has sole voting and investment power; and 1,000 shares held by the IRA account of her spouse.

10
Includes 27,330 shares as to which he has shared voting and investment powers with his spouse; 3,000 shares of unvested restricted stock as to which he has sole voting power; 6,100 shares held in an IRA account as to which he has sole voting and investment power; and 6,000 shares held in an IRA for his spouse, as to which he has no voting or investment power.

11	Includes 204,917 shares as to which he has sole voting and investment power; and 3,000 shares of unvested restricted stock as to which he has sole voting power.
12
Includes 20,500 shares as to which he has sole voting and investment power; 5,400 shares held in an IRA account as to which he has sole voting and investment power; 2,300 shares held by The Thomas J. Hollister Trust, of which Mr. Hollister is a beneficiary; and 3,000 shares of unvested restricted stock as to which he has sole voting power.

13
Includes 32,953 shares as to which he has sole voting and investment power; 17,811 shares of unvested restricted stock as to which he has sole voting power and 1,350 shares held by the ESOP for his account as to which he has shared voting power.

14
Includes 97,574 shares as to which he has sole voting and investment power; 3,000 shares of unvested restricted stock as to which he has sole voting power and 25,265 shares owned by Sydenham Corporation, an investment company, of which Mr. Nowak is the President and for which he has sole voting and investment power.

15
Includes 186,723 shares as to which he has sole voting and investment power; 3,000 shares of unvested restricted stock as to which he has sole voting power; 20,099 shares held by the ESOP for his account as to which he has shared voting power; and 27,337 shares held by his IRA as to which he has sole voting and investment power.

16	Includes 21,500 shares as to which he has sole voting and investment power and 3,000 shares of unvested restricted stock as to which he has sole voting and investment power.
17
Includes 243,229 shares as to which he has sole voting and investment power; 100,369 shares of unvested restricted stock as to which he has sole voting power; 75,000 shares held by the Paul A. Perrault GRAT #3 as to which he has sole voting and investment power; and 3,888 held by the ESOP for his account as to which he has shared voting power.

18
Includes 20,066 shares of unvested restricted stock as to which he has sole voting power; 2,826 shares held by the ESOP for his account as to which he has shared voting power; 34,459 shares held by the M. Robert Rose Trust of which he has sole voting power; and 8,125 shares held by his IRA.

19	Includes 31,000 shares as to which she has sole voting and investment power and 3,000 shares of unvested restricted stock as to which she has sole voting power.
20
Includes 155,406 shares as to which he has sole voting and investment power; 3,000 of unvested restricted stock as to which he has sole voting power; 26,869 shares owned by his spouse, as to which he has no voting and investment power.

21	Includes 158,065 shares as to which he has sole voting and investment power; 3,000 shares of unvested restricted stock as to which he has sole voting power; 10,371 shares held by his IRA.
N/A	Not Applicable

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Delinquent Section 16(a) Reports

Pursuant to federal securities laws, our directors, certain executive officers, and beneficial owners of more than 10% of the Company's stock are required to report their beneficial ownership, and any changes in that beneficial ownership, to the SEC in accordance with reporting requirements set forth by the SEC. We are required to report in this Proxy Statement any late filings made by our directors or executive officers in 2019. Based on the Company's review of the filings, the Company believes its directors and executive officers timely complied with the reporting requirements of Section 16 of the Exchange Act for the period ended December 31, 2019.

DIRECTOR COMPENSATION

The Company’s primary goal relative to director compensation is to provide competitive and reasonable compensation to non-officer directors to attract and retain qualified candidates to serve on the Company’s Board. Directors who are also officers of the Company are not eligible to receive board fees. All fees earned are paid in cash and are eligible for deferral under the Non-Qualified Deferred Compensation Plan, as defined below. Directors may be reimbursed for reasonable and necessary expenses incurred in connection with their service.

The following table sets forth certain information as to the total remuneration paid to our directors other than Mr. Perrault for the year ended December 31, 2019. No compensation was paid to Mr. Perrault for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
Joanne B. Chang	55,000	42,750	-	97,750
David C. Chapin	67,500	42,750	-	110,250
John J. Doyle, Jr.	55,000	42,750	-	97,750
Margaret Boles Fitzgerald	55,000	42,750	-	97,750
John A. Hackett	55,000	42,750	6,389	104,139
John L. Hall, II	55,000	42,750	-	97,750
Thomas J. Hollister	67,500	42,750	-	110,250
Bogdan Nowak	67,500	42,750	-	110,250
Charles H. Peck	55,000	42,750	-	97,750
John M. Pereira	55,000	42,750	-	97,750
Merrill W. Sherman	55,000	42,750	-	97,750
Joseph J. Slotnik	95,000	42,750	-	137,750
Peter O. Wilde	67,500	42,750	-	110,250

1
Reflects all fees earned or paid for services as a director of Brookline Bancorp, Inc. and Brookline Bank. Also includes amounts which have been deferred at the election of the non-employee directors and compensation for serving on the committees of the Board of Directors. Mr. Slotnik received $40,000 for services as Chairman of the Board, Mr. Hollister received $12,500 for services as Chairman of the Audit Committee, Mr. Chapin received $12,500 for services as Chairman of the Credit Committee, Mr. Wilde received $12,500 for services as Chairman of the Risk Committee, and Mr. Nowak received $12,500 for services as Chairman of the Compensation and Nominating and Governance Committees.

2
Each non-employee director in office on August 2, 2019 received a discretionary restricted stock award of 3,000 shares which vests one year from the grant date. The dollar value is the grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). The grant date fair value is calculated by multiplying the grant amount by the closing price of the Company's common stock on the date of grant. The August 2, 2019 awards represents the only unvested restricted stock awards held by the directors as of December 31, 2019.

3	Reflects interest earned on amounts deferred pursuant to the Company's Nonqualified Deferred Compensation Plan.

DIRECTOR COMPENSATION

Cash Retainer for Non-Employee Directors

The following table sets forth the applicable retainers paid to our non-employee directors for their services on the Board of Directors of Brookline Bancorp, Inc. and Brookline Bank during 2019:

Annual Retainer	$55,000	(1)
Chairman of the Board	$40,000
Chairman of the Audit Committee	$12,500
Chairman of the Compensation Committee	$12,500
Chairman of the Credit Committee	$12,500
Chairman of the Nominating and Governance Committee	$12,500
Chairman of the Risk Committee	$12,500

1	Employee directors do not receive an annual retainer.

EXECUTIVE OFFICERS

The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Perrault, who is both a director and an executive officer of the Company, may be found in the section entitled “Proposal 1: Election of Directors.”

Name	Position with Company	Age
Carl M. Carlson	Chief Financial Officer	56
James M. Cosman	Chief Operations Officer	69
Darryl J. Fess	President and Chief Executive Officer, Brookline Bank	58
Sandra L. Jenkins	Chief Human Resources Officer	58
Michael W. McCurdy	Chief Risk Officer, General Counsel, and Corporate Secretary	51
Mark J. Meiklejohn	President and Chief Executive Officer, Bank Rhode Island	56
M. Robert Rose	Chief Credit Officer	68

Carl M. Carlson, Chief Financial Officer. Mr. Carlson serves as the Company’s Chief Financial Officer, a position he has held since April 1, 2014. From 2011 until 2014, Mr. Carlson served as a Senior Vice President and Deputy Chief Financial Officer for Webster Financial Corporation and as Senior Vice President and Director of Finance from 2007 to 2011. From 1986 until 2007, Mr. Carlson was employed by North Fork Bancorporation in a series of positions, including Senior Vice President, Strategic Planning and Corporate Development. Mr. Carlson earned a Master’s in Business Administration from Dowling College and a Bachelor’s Degree in Finance from Clarkson University.

James M. Cosman, Chief Operations Officer. Mr. Cosman joined the Company in 2009 and is responsible for the Company’s operations and information technology departments, as well as cash management and underwriting for small business and consumer loans. From 2000 to 2009, Mr. Cosman was a senior executive in bank underwriting and operations at Sovereign Bank, where he managed the Lending and Operations divisions.  Mr. Cosman earned a Master’s in Business Administration from Western New England University and a Bachelor of Arts degree from Syracuse University.

Darryl J. Fess, President and Chief Executive Officer, Brookline Bank. Mr. Fess was appointed President and Chief Executive Officer of Brookline Bank on September 21, 2016. Mr. Fess joined Brookline Bank in May 2010 as its Vice President, Commercial Real Estate Lending and was promoted to Senior Vice President Division Executive, in September 2011 and Executive Vice President in December 2015. From 1998 until 2010, Mr. Fess was employed by Wainwright Bank & Trust Company in a series of positions advancing to Senior Vice President in Commercial Real Estate Lending. During his time at Wainwright, Mr. Fess served as a member of the management committee responsible for strategic planning, new business development, and sales process improvements. Mr. Fess serves on the Board of Directors for Supportive Living Inc., a nonprofit based in Woburn dedicated to supporting survivors of brain injuries. Mr. Fess holds a Masters of Business Administration from Providence College in Providence, RI, and a Bachelor of Arts in Economics from Boston University. Mr. Fess is also a graduate of the American Bankers Association Stonier Graduate School of Banking.

Sandra L. Jenkins, Chief Human Resources Officer. Ms. Jenkins joined the Company in September 2012 as its Vice President, Employment Manager and became the Company’s Chief Human Resources Officer on July 1, 2015. From 2008 to 2012, she served as Director of Human Resources for People’s United Bank with responsibility for the New Hampshire, Maine, Massachusetts, and Vermont markets. Prior to that, from 2000 through 2008, she served as Vice President of Human Resources at Ocean Bank with operations in Maine and New Hampshire, a subsidiary of Chittenden Corporation, which was acquired by

EXECUTIVE OFFICERS

People’s United Bank in 2008. Ms. Jenkins obtained an Associate degree in Accounting from McIntosh College. Ms. Jenkins is a member of the Society for Human Resource Management.

Michael W. McCurdy, Chief Risk Officer, General Counsel and Corporate Secretary. Mr. McCurdy joined the Company in August 2011 and currently serves as the Company’s Chief Risk Officer, General Counsel and Corporate Secretary. From 2007 until 2011, Mr. McCurdy served as an Executive Vice President, General Counsel and Corporate Secretary for Danvers Bancorp, Inc., overseeing the Company’s legal and retail areas. Mr. McCurdy was President and Chief Executive Officer of BankMalden from 2001 to 2007. Mr. McCurdy currently serves on the Board of Directors of Triangle, Inc. Mr. McCurdy is an Adjunct Professor of Law at Suffolk Law School and currently teaches Banking Law. Mr. McCurdy earned his Juris Doctor degree from Suffolk Law School and his Bachelor of Arts degree from the University of California Santa Barbara.

Mark J. Meiklejohn, President and Chief Executive Officer, Bank Rhode Island. Mr. Meiklejohn is President and Chief Executive Officer and a member of the Board of Directors of Bank Rhode Island. Mr. Meiklejohn joined Bank Rhode Island in January 2006 as the Director of Commercial Banking.  In 2008, he became the Chief Lending Officer of the Bank Rhode Island, responsible for all lending activities as well as cash management, business development, and oversaw the operations at Macrolease, Inc., Bank Rhode Island’s leasing subsidiary. Prior to joining Bank Rhode Island, Mr. Meiklejohn was a Senior Vice President in middle market lending with Citizens Bank.  Mr. Meiklejohn began his career at Fleet Bank in 1985. Mr. Meiklejohn earned a bachelor’s degree from the University of Connecticut.

M. Robert Rose, Chief Credit Officer. Mr. Rose joined the Company in 2009 and presently serves as the Company’s Chief Credit Officer. From 2000 until 2004, Mr. Rose was the Chief Credit Risk Management Officer of Sovereign Bank, and from 2004 until 2009 he served as the Chief Risk Officer of Sovereign Bank. Prior to his tenure at Sovereign Bank, Mr. Rose held senior credit and risk management positions at Bank of Boston/Fleet Bank and BayBanks, Inc. Mr. Rose has served as Chairman of the Board of Directors of the Risk Management Association, been a member of the Executive Committee of the Risk Management Association, and currently is Chairman of the Board of the Risk Management Association Foundation, a not for profit association for the development of banking curriculum and education, and granting scholarships and grants to undergraduate and graduate students entering the banking industry. Mr. Rose served on the Board of Directors of The Lyric Stage Company of Boston and was its Treasurer. Mr. Rose earned a Bachelor's Degree and a Masters of Business Administration from Babson College as well as a Certification in Advanced Risk Management from The Wharton School at the University of Pennsylvania.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides a description of the roles and responsibilities of the Compensation Committee (the “Compensation Committee” or the “Committee”) of the Company’s Board of Directors. Additionally, this section provides information related to the Company’s executive compensation philosophy and contains a discussion of each material element of the Company’s executive officer compensation program as it relates to the following “named executive officers” (the “Named Officers”) whose compensation information is detailed:

Paul A. Perrault	President and Chief Executive Officer
Carl M. Carlson	Chief Financial Officer
Mark J. Meiklejohn	President and Chief Executive Officer, Bank Rhode Island
M. Robert Rose	Chief Credit Officer
Darryl J. Fess	President and Chief Executive Officer, Brookline Bank

Executive Summary

The Compensation Committee oversees the executive compensation program and determines the compensation for the Company’s executive officers, including its Named Officers. The Compensation Committee and the Company’s Board of Directors believe that the Company’s success is highly dependent on the ability to hire and retain qualified executives who have the potential to influence performance and enhance stockholder value over time. The Compensation Committee works with executive management to develop a comprehensive executive compensation program, one that is competitive in the marketplace, rewards strong and prudent corporate performance, and that is aligned with stockholder interests.

Role of the Compensation Committee

The Compensation Committee is responsible for performing the responsibilities of the Board of Directors with regard to the compensation philosophy, programs, and practices as they relate to the Company’s directors and Named Officers. The primary purpose of the Compensation Committee is to develop, approve, and implement compensation policies and plans that are fair and appropriate to attract, retain, and motivate executives to further the Company’s long-term strategic plan and drive stockholder value.

The Compensation Committee has a written charter that establishes its responsibilities. The Committee reviews the charter on an annual basis to ensure that the scope of the charter is consistent with the Committee’s role and accurately reflects the Company’s compensation philosophy and guiding principles.

The Compensation Committee meets regularly throughout the year and held six meetings in 2019. Four members of the Board serve on the Compensation Committee, each of whom is independent in accordance with the NASDAQ rules.

In accordance with its charter, the Compensation Committee evaluates the President and Chief Executive Officer’s performance relative to established goals and has sole responsibility for determining his compensation based on the Compensation Committee's evaluation of his performance. Final decisions regarding the President and Chief Executive Officer’s compensation take into consideration his contribution to the Company’s success along with the Company’s achievement against annually established performance targets, its relative performance compared to its peer group, and current compensation trends within the competitive marketplace.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also reviews and evaluates the compensation and performance of other members of the executive management team, including the Named Officers.

The Role of the Compensation Consultant

The Compensation Committee has the authority to engage independent consultants to assist it in the compensation process. These consultants are retained by and report directly to the Committee. The Committee places no restrictions on the consultants within the scope of contracted services. The consultants provide expertise and information about competitive trends in the marketplace, including established and emerging compensation practices at other companies.

For 2019, the Compensation Committee retained the services of Meridian Compensation Partners, LLC ("Meridian"), which is an independent executive compensation consulting firm. From April 2018 to present, Meridian served as the Compensation Committee's consultant. In 2019, Meridian did not provide any other services to the Company and worked with the Company’s executive management team only on matters for which the Compensation Committee is responsible. The Compensation Committee assessed the independence of Meridian in 2019 pursuant to SEC and NASDAQ requirements and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent consultant to the Committee. The Committee periodically seeks input from Meridian on a range of external market factors, including evolving compensation trends, appropriate peer group companies, and market survey data. Meridian also provides general observations on the Company’s compensation programs, but it does not determine or recommend the amount or form of compensation for the Named Officers.

In September 2019, Meridian met with the Compensation Committee to discuss trends and issues impacting executive pay for the Company and other publicly-traded companies. In addition to the consideration of general information regarding trends in executive compensation and a review of the Company's Long-Term Incentive Plan, the discussion also included a high-level review of the Company’s executive and director compensation as compared to that of its named peer group.

In 2019, the Compensation Committee retained Goodwin Procter LLP to provide legal advice regarding compensation related matters. The Compensation Committee assessed the independence of Goodwin Procter LLP in 2019 pursuant to SEC and NASDAQ requirements and concluded that no conflict of interest exists that would prevent Goodwin Procter LLP from serving as an independent consultant to the Committee.

Roles of Executive Officers and Management

The Compensation Committee occasionally requests one or more members of executive management to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives may provide insight, suggestions or recommendations regarding executive compensation; however, only Compensation Committee members vote on decisions regarding executive compensation.

The Company’s President and Chief Executive Officer provides recommendations to the Compensation Committee on matters relating to the compensation of the executive management team other than his own compensation. In addition, the President and Chief Executive Officer provides specific recommendations regarding base salary adjustments and short- and long-term incentive awards for members of the executive management team other than himself to the Compensation Committee. The

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee retains sole discretion with respect to compensation decisions regarding the Company’s executive management team.

Compensation Philosophy and Objectives

The Company’s executive compensation program is reviewed on an annual basis to ensure the program remains in alignment with the Company’s compensation philosophy and business objectives. The Compensation Committee continues to subscribe to the philosophy that the most effective compensation program is one that is designed to attract and retain qualified and experienced officers and at the same time, is reasonable, competitive, and aligned with the Company’s pay for performance philosophy. The Compensation Committee believes that an effective program is one component of the overall management of the Company and that it helps to support and promote a culture that recognizes and rewards the individuals, behaviors, and results that the Company and stockholders value.

The Company’s compensation philosophy is one that recognizes the importance of individual achievements and strives to reward these behaviors while also emphasizing overall corporate achievement. Thus, payments in short- and long-term incentive programs are heavily weighted toward the achievement of corporate goals when measured against both specific corporate goals and against the named peer group.

In order to achieve its stated goals and support its philosophy of providing maximum reward when the Company meets its goals, the compensation program is comprised of four elements:

•Base salary;
•Performance-based cash incentives;
•Equity compensation; and
•Benefit programs.

Compensation Benchmarking

The Compensation Committee reviews data from a number of sources when considering executive compensation decisions. These include:

•Peer group information regarding current pay level and practices relative to its named peer group; and,
•Survey data for positions of similar scope and focus in markets where the Company competes for talent.

Market data from a variety of independent sources are used to ensure that the Company’s total compensation package is competitive in the markets within which it competes for executive talent. In addition, the Compensation Committee evaluates the mix of short-term and long-term compensation against relevant market factors with the goal of promoting long-term performance and stability for the organization while maintaining a compensation mix for each Named Officer that is competitive in the market.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

In 2019, the Company’s named peer group consisted of the following financial institutions:

Beneficial Bancorp, Inc.	NBT Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Northwest Bancshares, Inc.
Community Bank Systems, Inc.	S&T Bancorp, Inc.
Customers Bancorp, Inc.	Sandy Spring Bancorp, Inc.
Dime Community Bancshares, Inc.	Tompkins Financial Corporation
Eagle Bancorp, Inc.	TrustCo Bank Corp. NY
First Commonwealth Financial Corporation	United Financial Bancorp, Inc.
Flushing Financial Corporation	WSFS Financial Corporation
Independent Bank Corp.

For the year ended December 31, 2019, total assets of this group ranged from $5.2 billion to $13.2 billion. The peer group companies are headquartered predominantly in the Northeast, as this provides the most reasonable basis for the evaluation of executive compensation levels. The Company was intentionally positioned in the middle of the peer group based on asset size.

While competitive practice is an important component of the Company’s compensation philosophy, it is not the sole determinant of executive compensation and benefit practices and programs. Ultimately, the Company will administer compensation in a manner that ensures its practices are:

•Externally competitive;
•Internally equitable;
•Based on merit and performance; and
•Compliant with all laws and regulations.

2019 Compensation Elements and Decisions

The Company utilizes a variety of criteria when establishing compensation opportunities for executive management positions. These include:

•Recognition of the relative value and contribution of the position to the Company;
•Consideration of the unique qualifications and/or capabilities required by the position;
•The Company’s desired relationship to its external marketplace vis-à-vis a particular position; and
•The Company’s ability to pay.

The Company positions its executive total compensation package – base salary combined with short- and long-term incentives – to be market competitive when incentive targets are achieved and all components of compensation are received. Short- and long-term incentives are designed and administered to ensure that actual results in relation to the Company’s performance objectives appropriately position earned pay levels relative to the competitive market. Indirect compensation is designed to provide the executive with a competitive array of benefit programs. As is reflected in the Summary Compensation Table, a very small portion of the executive’s total compensation is delivered through perquisites.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Base salary is a significant component of direct compensation for executive positions at the Company. The base salaries of executive officers and other members of senior management are reviewed annually. Initial base salary levels, as well as subsequent adjustments to base salaries, are determined by:

•Impact and contribution of a particular position, as well as the unique qualifications and/or capabilities an individual offers to the Company;
•Salary levels suggested by the external marketplace;
•Internal equity; and,
•Individual performance.

Base salary is the only portion of the executive’s total compensation package that is considered to be “fixed” compensation and is thus not “at risk” on an annual basis. Base salary levels are established to ensure that each executive is being paid competitively for sound performance. It is intended that greater rewards will be recognized when the performance targets established within the context of the Company’s short- and long-term incentive programs are achieved.

In 2019, the Compensation Committee set the annual base salaries for the Named Officers at levels that were consistent with the market analysis that was performed by the Company’s independent compensation consultant and the Compensation Committee’s assessment of the individual officer’s level of performance, contribution to the Company, and experience. The 2019 base salaries were: $803,500 for the Company’s President and Chief Executive Officer, an increase of $23,500 from 2018; $412,000 for the Company’s Chief Financial Officer, an increase of $12,000 from 2018; $355,500 for the Company’s Chief Credit Officer, an increase of $10,500 from 2018; $390,300 for the President and Chief Executive Officer of Brookline Bank, an increase of $20,000 from 2018; and $376,250 for the President and Chief Executive Officer of Bank Rhode Island, an increase of $10,950 from 2018. In all cases, base level salaries for the Named Officers were consistent with the Company’s compensation philosophy and practices as adopted by the Company’s Compensation Committee.

Short-Term Incentives

The first component of the Company’s variable, or “at risk,” compensation is delivered through the Company’s short-term incentive plan (the “Incentive Plan”). This program is designed to align management’s interests with the achievement of the Company’s financial objectives for the year.

Performance measures are established by the Compensation Committee on an annual basis and are tied specifically to the Company’s financial performance. The short-term incentive is cash based and a target bonus opportunity is established for each position. The funding of the incentive pool is based on the Company’s financial performance, and thus, payments are not made until achievement against financial targets has been determined. After the annual aggregate funding level has been established, individual awards are determined based on each officer’s annual performance and contribution.

In 2019, the Incentive Plan provided for cash target awards of 75% of annual base salary for the Company’s President and Chief Executive Officer, 60% of annual base salary for the Company’s Chief Financial Officer, Chief Credit Officer, and 50% of annual base salary for the President and Chief Executive Officer of Bank Rhode Island and the President and Chief Executive Officer of Brookline Bank.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

Funding of the Incentive Plan

The funding of the Company’s Incentive Plan is based on the Company’s financial performance relative to a targeted level of earnings per share, as established by the Company’s Board in January of each year. The funding amount of the Incentive Plan pool is determined by whether the Company achieves a predetermined target level of earnings per share. If the Company does not achieve the target earnings per share in a given year, the funding amount of the Incentive Plan pool is reduced accordingly.

In 2019, the Company reported earnings per share in the amount of $1.10 per basic and diluted share, against an earnings target of $1.09 per share. Based on this level of performance, the Compensation Committee approved the funding of the 2019 Incentive Plan pool at 100% of target. Please see the "Payment of Short-Term Incentives" section, below, for a more robust description of the Company's financial performance in 2019.

Payment of Short-Term Incentives

The Compensation Committee considers a combination of Company and individual performance factors when making awards to individual Named Officers. These factors include a review of the Company’s performance relative to its strategic plan, the individual achievements of each Named Officer relative to annual goals, the unique skills and experience of the Named Officer, and the Named Officer’s overall contribution to the Company throughout the year.

In 2019, the Company continued to experience strong profitability and growth, reporting record net income of $83.1 million, total asset growth of $464 million, loan growth of $434.3 million, and deposit growth of $376 million. The Company’s asset quality remained strong, with non-performing assets at $22.1 million, or 0.28% of total assets, at year-end. In 2019, the Company's earnings per share were $1.10 per basic and diluted share.

After reviewing the Company’s performance, combined with its evaluation of the individual achievement of the Named Officers, the Compensation Committee authorized individual incentive payments for 2019 at 100% of target, providing for an incentive payment for the Company’s President and Chief Executive Officer in the amount of $602,625, for the Company’s Chief Financial Officer in the amount of $247,200, for the Company’s Chief Credit Officer in the amount of $213,300, for the President and Chief Executive Officer of Brookline Bank in the amount of $195,150, and for the President and Chief Executive Officer of Bank Rhode Island in the amount of $188,125. The awards were within the plan guidelines and reflect individual and Company performance.

Long-Term Incentives

The Compensation Committee believes that profitability and growth are measured not only in annual increments, but also over an extended period of time. In addition, the Compensation Committee is of the opinion that it is important to consider performance relative to the Company’s peer group, and to align the interests of the management team with that of the Company’s stockholders. The Compensation Committee believes that these goals are accomplished through equity awards.

The Company’s equity-based long-term incentive program is the third component of each executive officer’s total compensation and is also variable in nature. Equity grants may be made in the form of stock options or restricted shares, and restricted shares, in turn, may vest over time or based on performance

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

metrics. The Compensation Committee considers the intended purpose of each award and alignment with stockholder interests in determining the appropriate form and design of these awards.

The Compensation Committee has established a target percentage of base salary for each Named Officer for the granting of stock pursuant to the Company's Long-Term Incentive Plan. The Compensation Committee has the discretion to adjust the equity-based long-term incentive awards in accordance with the performance of the Company or the individual Named Officer. In 2019, 39,470 shares of restricted stock were granted to the President and Chief Executive Officer in accordance with the terms of his employment agreement. In addition, the Compensation Committee made restricted stock grants in the amount of 11,564 shares to the Chief Financial Officer, 9,978 shares to the Chief Credit Officer, 9,038 shares to the President and Chief Executive Officer of Brookline Bank, and 8,714 shares to the President and Chief Executive Officer of Bank Rhode Island.

All restricted stock awards made to Messrs. Perrault, Carlson, Rose, Fess, and Meiklejohn are structured such that 50% of each award will vest ratably over a three-year period and the remaining 50% will vest at the end of the three-year period if certain identified Company performance objectives are achieved. In 2019 the Compensation Committee approved the following performance objectives for the performance awards which reflect Company performance relative to the peer group in the following areas: net charge offs, total return to stockholders, and transaction deposit growth which is representative of the percentage change in average checking account balances ("Transaction Deposit Growth"). For 2019, the Transaction Deposit Growth factor measurement period runs from 2019 to 2021. Each factor is weighed at 30% percent with the exception of Total Shareholder Return which is weighted at 40% percent. A threshold of 25% percent has been established for the vesting of performance based restricted stock awards with a maximum payout of 150% percent provided certain performance objectives are achieved. Please see the "Grants of Plan-Based Awards" table, in the Named Executive Compensation section below, for more information. Dividends paid on all restricted stock awards, both time based and performance based, are accrued and not paid to the Named Officers until the performance vesting is attained.

In July 2016, the Compensation Committee granted equity-based long-term incentive restricted stock awards with performance criteria (the “2016 Performance Awards”) to the Named Officers then in office in accordance with the terms of the 2014 Restricted Stock Plan. The Performance Award terms provide that between zero and 110% of the target award may be earned at the conclusion of the three year performance period, which ran from January 1, 2016 through December 31, 2018 (the “Performance Period”). The performance metrics used to determine the level of achievement as compared to the Company's peer group during the Performance Period were: return on assets, return on equity, asset quality, and total return to stockholders. The Compensation Committee has discretion to adjust the payment of the Performance Awards based on the achievement of the performance metrics. Consistent with the Company’s other equity-based long-term incentive awards, the Performance Awards do not provide for the payment of dividends on shares unless and until the Performance Awards vest. Based on the Company’s performance during the Performance Period, the Compensation Committee approved vesting of the 2016 Performance Awards at 80% of the target.
Retirement Benefits

401(k) Plan
The Company provides all of its employees, including the Named Officers, with tax-qualified retirement benefits through the Company’s 401(k) Plan. The Compensation Committee believes that a 401(k) Plan is an attractive retirement vehicle for recruiting superior officers. All Named Officers who meet the eligibility

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

requirements may elect to participate in the 401(k) Plan on a non-discriminatory basis. Named Officers, like other employees, may begin deferring compensation upon employment.
The Company’s 401(k) Plan allows employees to make salary reduction contributions equal to the lesser of 75% of compensation or a maximum statutory limit which is indexed annually. The 2019 maximum statutory limit was $19,000. Those employees who are age 50 or older are permitted to make a catch-up contribution of no more than 100% of eligible compensation, or a maximum statutory limit which is indexed annually. The maximum statutory limit in 2019 was $6,000.
Pursuant to the Company’s 401(k) Plan, the Company provides an annual matching contribution equal to 100% of the first 5% of each employee’s eligible compensation up to the annual maximum statutory limit. This annual match provided by the Company vests immediately.

Supplemental Executive Retirement Plan

Prior to the Company’s acquisition of Bank Rhode Island in 2012, Bank Rhode Island provided Mr. Meiklejohn with a supplemental executive retirement plan benefit pursuant to its 2000 SERP (the “SERP”), a liability which the Company assumed following the purchase of Bank Rhode Island. Under the SERP, Mr. Meiklejohn is entitled to an annual retirement benefit of $100,000 per year, payable for his lifetime. This benefit is payable upon the later of Mr. Meiklejohn’s attainment of the age of 65, or his retirement, provided that no amounts may be paid until at least six months after his termination of employment, except in the event of termination by reason of his death.

Mr. Meiklejohn is fully vested in the SERP benefit. In the event of Mr. Meiklejohn's death, pursuant to the terms of the SERP, his estate will be provided with a death benefit equal to the accrual balance at the date of his death reduced by the amount of the death benefit payable under a life insurance policy on Mr. Meiklejohn's life. The pre-retirement and post-retirement benefits are funded through a life insurance policy on Mr. Meiklejohn's life, purchased and owned by Bank Rhode Island which contains a split-dollar endorsement in favor of Mr. Meiklejohn.

A Rabbi Trust was established at the time of the Company's acquisition of Bank Rhode Island to fund the Company's liability pursuant to the SERP. All benefits are forfeited in the event that Mr. Meiklejohn's employment is terminated as a result of a criminal act of fraud, misappropriation, embezzlement, or through a felony that involves the property of the Company.

Nonqualified Deferred Compensation Plan

The Company has a Nonqualified Deferred Compensation Plan open to eligible participants as of January 1, 2019. Eligible participants include members of the Company’s Board of Directors, and certain executive officers, including the Named Officers.

Company directors may elect to defer from 25% to 100% of their annual retainer and fees for service on the Board of Directors of the Company and eligible executive officers may elect to defer from 5% to 100% of their annual base salary and/or cash incentive payment. Amounts deferred earn interest credited at the end of each month based on the Company’s average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield.

In 2019, participants in the Company’s Nonqualified Deferred Compensation Plan included the President and Chief Executive Officer, the Chief Financial Officer, and director John A. Hackett.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan (the “ESOP”). Employees with at least one year of employment in which they work at least 1,000 hours with the Company and who have attained age 21 are eligible to participate. Shares of the Company’s common stock purchased by the ESOP through the proceeds of a loan are held in a suspense account for allocation among participants.
Shares of common stock released from the suspense account are allocated among ESOP participants on the basis of compensation in the year of allocation. Participants are fully vested in their accounts once they become eligible to participate and an allocation has been made to their account. Benefits are payable in the form of common stock of the Company, cash, or a combination thereof upon death, retirement, early retirement, disability or separation from service.
Any amendments to the ESOP are approved by the Company’s Board of Directors. The ESOP is administered by a committee comprised of members of the Company’s management team. The ESOP committee has appointed an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, non-directed shares and shares held in the suspense account are voted in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Employment and Change-in-Control Agreements

The Company has entered into an Employment Agreement with the President and Chief Executive Officer and the President and Chief Executive Officer of Bank Rhode Island, and Change in Control Agreements with the remaining Named Officers, including the President and Chief Executive Officer of Bank Rhode Island. These agreements are intended to provide the Company with the continued employment and undivided attention of its Named Officers without the potential distraction resulting from the reduction of job security inherent in employment by a publicly-held institution. The agreements provide assurances to Named Officers regarding the continued payment of salary and benefits in the event of involuntary termination or a change in control at the Company.

Perquisites and Other Personal Benefits

The Company provides eligible employees with group life, accidental death and dismemberment, and long-term disability coverage. For its eligible employees, the Company pays 78% of the monthly premiums for group health coverage and 50% of the monthly premiums for individual and family dental and vision coverage.
The Company pays 100% of the monthly premiums for group life and group accident insurance coverage for all full-time employees after the employee has completed three months of service. The Company also sponsors a flexible benefits plan under which employees can pay their ratable share of health insurance premiums on a pre-tax basis, a medical expense reimbursement plan under which employees can defer part of their salary on a pre-tax basis to cover the costs of certain medical expenses not reimbursed through insurance or otherwise, a dependent care plan under which employees can defer part of their salary on a pre-tax basis to cover qualified dependent care expenses, and a transportation plan under which employees can defer part of their salary on a pre-tax basis for qualified parking and transportation

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

expenses. The Company provides Mr. Perrault with an automobile and Mr. Meiklejohn with an automobile allowance in accordance with the terms of their employment agreements with the Company.
Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans. In the consideration of Named Officer compensation, including the granting of equity awards, the Compensation Committee considers the impact of FASB ASC Topic No. 718, Stock Compensation, and Section 162(m) of the Internal Revenue Code, as amended (the “Code”)(which generally limits the deduction of compensation paid to certain Named Officers to $1,000,000). In order to maintain flexibility in compensating executive officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a specific policy that all compensation must be deductible. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed as part of the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after December 31, 2017, such that compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain arrangements in place as of November 2, 2017, that are not subsequently materially modified.

While the Compensation Committee has made efforts to structure certain performance-based grants of restricted stock in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act, no assurance can be made that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company's business needs. The Compensation Committee believes that stockholder interests are best served if discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in a non-deductible compensation expense to the Company.

Relationship Between Compensation Policies and Risk

The Compensation Committee regularly reviews the Company's compensation policies to ensure that they effectively incent officer performance without promoting excessive risk taking.

Clawback Policy

In addition to any other remedies available to the Company and subject to applicable law, if the Board or the Compensation Committee of the Board determines that it is appropriate, the Company may recover in whole or in part any bonus, incentive payment, equity award or other compensation received by an officer of the Company to the extent that such bonus, incentive payment, equity award or other compensation is or was based on any financial results or operating metrics that were impacted by the officer’s knowing or intentional fraudulent or illegal conduct, including the making of a material misrepresentation contained in the Company’s financial statements.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

Policy Regarding Derivatives, Short Sales, Hedging or Pledging

The Board of Directors annually reviews and approves the Company’s policy with regard to insider trading. The Company’s Insider Trading Policy prohibits insiders from pledging shares on margin, trading in derivative securities of the Company’s common stock, engaging in short sales of the Company’s securities, or purchasing any other financial instrument that is designed to hedge or offset any decrease in the market value of the Company’s securities.

2019 Advisory Votes on Executive Compensation

In 2019, the Company submitted a non-binding, advisory vote to stockholders for approval of the executive compensation paid to the Company’s Named Officers in 2018. At the Company’s 2019 Annual Meeting, the proposal received 98% approval. While this vote is not binding, our Compensation Committee and Board of Directors value the opinions of our stockholders and seriously consider the voting results when making executive compensation decisions. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. As a result, the Compensation Committee decided to maintain the general approach to executive compensation and made no significant changes to the Company's executive compensation program. The Compensation Committee and Board of Directors continue to monitor the Company's executive compensation program to ensure it aligns the interests of the Company's executive officers with the interests of stockholders and will endeavor to address any stockholder concerns that may be expressed in future votes.

Stock Ownership Guidelines

The Compensation Committee believes that Company stock ownership by the Board and executive officers strengthens their commitment to the Company’s future and further aligns their interests with those of the Company’s stockholders.  The Compensation Committee encourages the Company’s directors and executive officers to purchase and own Company stock and discourages sales of Company stock except pursuant to a pre-arranged plan.  The Compensation Committee is of the opinion that the number of shares of the Company’s stock owned by each director and executive officer is a personal decision and, independent of any stock ownership requirements that are imposed by law, does not require directors or executive officers to purchase and/or own Company stock.  The Compensation Committee reviews annually the stock ownership of the Company’s directors to confirm sufficient levels of stock ownership. The Compensation Committee will continue to review the Company’s position regarding Company stock ownership on an annual basis to evaluate the stock ownership practices of directors and executive officers and to consider any necessary changes or enhancements to the Company’s position regarding Company stock ownership.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Members of the Compensation Committee

Bogdan Nowak (Chair)
John J. Doyle, Jr.
John A. Hackett
Joseph J. Slotnik

NAMED EXECUTIVE COMPENSATION

Summary Compensation Table – 2019

The following table sets forth the cash and non-cash compensation for the fiscal years ended December 2019, 2018, and 2017 awarded to or earned by our Chief Executive Officer, Chief Financial Officer, and the Company’s three other highest paid Named Officers whose total compensation earned in 2019, 2018, and 2017 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)

Paul A. Perrault...........	2019	803,500	—	562,448	602,625	174,161	104,466	(5)	2,247,200
President, Chief	2018	780,000	29,250	546,002	585,000	127,735	96,608		2,164,595
Executive Officer	2017	757,000	—	529,905	567,750	87,542	92,048		2,034,245
and Director

Carl M. Carlson............	2019	412,000	—	164,787	247,200	21,871	58,054	(6)	903,912
Chief Financial Officer	2018	400,000	10,000	132,002	200,000	16,750	45,407		804,159
	2017	365,000	—	121,668	182,500	9,028	43,895		722,091

Mark J. Meiklejohn.....	2019	376,250	—	124,175	188,125	123,820	50,703	(7)	863,073
President and Chief	2018	365,300	7,306	102,286	146,120	(1,974)	54,179		673,217
Executive Officer	2017	350,300	—	98,082	140,120	59,455	50,415		698,372
Bank Rhode Island

M. Robert Rose...........	2019	355,500	—	142,187	213,300	—	44,984	(8)	755,971
Chief Credit Officer	2018	345,000	8,625	113,859	172,500	—	43,654		683,638
	2017	325,000	—	108,337	162,500	—	46,369		642,206

Darryl J. Fess...............	2019	390,300	—	128,792	195,150	—	67,835	(9)	782,077
President and Chief	2018	370,300	7,406	103,684	148,120	—	57,738		687,248
Executive Officer	2017	350,300	—	98,082	140,120	—	40,304		628,806
Brookline Bank

NAMED EXECUTIVE COMPENSATION

1	The amounts in this column represent the bonus granted at the discretion of the Compensation Committee in excess of the amount of non-equity incentive plan compensation paid.
2
The amounts in this column represent the aggregate grant date fair value of restricted stock awards made in 2019, 2018, and 2017, respectively. The grant date fair value was calculated by multiplying the number of shares by the closing price of the Company's stock on the grant date in accordance with FASB ASC Topic 718. With respect to the performance based component of the awarded restricted stock, amounts included in this column represent the grant date fair value of the target level of the award as we consider target to be the probable outcome. The grant date fair value of the performance based restricted stock awards made in 2019, 2018, and 2017, assuming maximum level of performance, were: $421,836, $546,002, and $295,435, respectively for Mr. Perrault; $123,590, $132,002, and $67,839, respectively for Mr. Carlson; 93,131, $102,286, and $54,690, respectively for Mr. Meiklejohn; $106,640, $113,859, and $60,407, respectively for Mr. Rose; and $96,594, $103,684, and $54,690, respectively for Mr. Fess. For a more complete description of the stock awards granted in 2019, please see the Compensation Discussion and Analysis.

3	Compensation shown in this column represents payments earned under the Company's Incentive Plan. The amounts earned in 2019 were paid in 2020.
4
For Mr. Perrault and Mr. Carlson, only, amounts in this column represent the interest earned in 2019 on earnings that were deferred under the Company's Nonqualified Deferred Compensation Plan, which was introduced on January 1, 2011. Earnings related to all such amounts are credited to such account at the end of each month based on the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly-equivalent yield. As applicable to Mr. Meiklejohn only, amounts in this column represent the actuarial increase or decrease, as applicable in the present value of benefits under the Bank Rhode Island Supplement Executive Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and includes amounts which Mr. Meiklejohn is not currently entitled to receive because he is not eligible to retire.

5
In 2019 includes: (a) 401(k) plan employer contribution in the amount of $14,000, (b) automobile expense in the amount of $28,942, (c) ESOP share allocations of $2,056, (d) insurance benefit payments in the amount of $27,310, (e) dividends on unvested restricted stock grants in the amount of $24,478, and (f) parking expenses in the amount of $7,680. With respect to Mr. Perrault's automobile expenses, the Company computes the aggregate incremental cost of the automobile to Mr. Perrault by using the annual depreciation amount.

6
In 2019 includes: (a) 401(k) plan employer contribution in the amount of $7,613, (b) ESOP share allocations of $2,056, (c) insurance benefit payments in the amount of $22,774, and (d) dividends on unvested restricted stock grants in the amounts of $25,611.

7
In 2019 includes: (a) 401(k) plan employer contribution in the amount of $10,553, (b) insurance benefit payments in the amount of $22,774, (c) automobile expenses in the amount of $6,000, (d) parking expenses in the amount of $1,850, (e) dining club expenses in the amount of $3,000, (f) dividends on unvested restricted stock grants in the amount of $4,470, and (g) ESOP share allocations of $2,056.

8
In 2019 includes: (a) 401(k) plan employer contribution in the amount of $10,728, (b) ESOP share allocations of $2,056, (c) insurance benefit payments in the amount of $27,310, and (d) dividends on unvested restricted stock grants in the amount of $4,890.

9
In 2019 includes: (a) 401(k) plan employer contribution in the amount of $10,756, (b) ESOP share allocations of $2,056, (c) insurance benefit payments in the amount of $22,774, (d) parking expenses in the amount of $5,350, (e) professional coaching fees in the amount of $23,100, and (f) dividends on unvested restricted stock grants in the amount of $3,799.

NAMED EXECUTIVE COMPENSATION

Grants of Plan-Based Awards – 2019

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Date of Grant Approval	Target ($)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)

Paul A. Perrault			602,625	—	—	—	—	—	—
	8/2/2019	6/19/2019		4,934	19,735	29,603	19,735	—	—	562,448

Carl M. Carlson			247,200	—	—	—	—	—	—	—
	8/2/2019	6/19/2019		1,446	5,782	8,673	5,782	—	—	164,787

Mark J. Meiklejohn			188,125	—	—	—	—	—	—	—
	8/2/2019	6/19/2019		1,089	4,357	6,536	4,357	—	—	124,175

M. Robert Rose			213,300	—	—	—	—	—	—	—
	8/2/2019	6/19/2019		1,247	4,989	7,484	4,989	—	—	142,187

Darryl J. Fess			195,150	—	—	—	—	—	—	—
	8/2/2019	6/19/2019		1,130	4,519	6,779	4,519	—	—	128,792

1
This column displays the potential payouts to the Named Officers under the Incentive Plan assuming target and maximum levels of performance are met. The Incentive Plan does not establish a minimum or a maximum for these allocations, therefore the sub-columns "Threshold ($)" and "Maximum ($)" are not applicable and have not been presented. Actual amounts paid in February 2020 to the Named Officers under the Incentive Plan are reflected in the Summary Compensation Table under the column "Non-Equity Incentive Plan Compensation."

2
Performance based shares granted to Messrs. Perrault, Carlson, Meiklejohn, Rose, and Fess on August 2, 2019 may vest on August 2, 2022 if certain identified performance targets are met. Specifically, the Company's net charge offs, and total return to stockholders will be compared to the performance of the peer group. In addition, Company's performance relative to Transaction Deposit Growth will be measured against established targets. Payments will be made to the Named Officers based on the Company's performance relative to the Company's peer group. Net charge offs are weighed at 30%, Total Return to Stockholders is weighed at 40% and the Company's Transaction Deposit Growth is weighted at 30%.

3	Threshold has been established as performance at the 25th percentile or greater when measured against the defined peer group. Performance between the 25th and 50th percentile would be pro-rated.
4	Target has been established as performance at the 50th percentile of the peer group.
5	Maximum payments of 150% of target will be paid for performance above the 100th percentile when measured relative to the peer group.
6	Time based shares granted to Messrs. Perrault, Carlson, Meiklejohn, Rose, and Fess on August 2, 2019 vest one-third per year for three years.
7
Amounts in this column reflect the aggregate grant date fair value of the time and performance based restricted stock awards granted in 2019. The grant date fair value of the time and performance based restricted stock awards was determined by multiplying the number of restricted shares granted by the closing price of the Company's common stock on August 2, 2019 for Messrs. Perrault, Carlson, Meiklejohn, Rose, and Fess. For purposes of this table, the grant date fair value of the performance shares was assumed at the target level, which we consider to be the probable outcome. The actual number of shares earned is dependent on the Company's performance during the performance measuring period, therefore actual results may vary. For a more complete description of the criteria for payment of the performance shares granted in 2019, please see the "Compensation Discussion and Analysis".

NAMED EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year End – 2019

The following table itemizes outstanding stock awards held by the Company’s Named Officers as of December 31, 2019. The Named Officers did not hold any outstanding option awards as of December 31, 2019:

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan awards: number of unearned shares, units or other rights that have not Vested (#)(1)	Equity Incentive Plan awards: payout value of unearned shares, units or other rights that have not Vested ($)(2)

Paul A. Perrault.........	8/2/2017	6,029	99,237	18,086	297,696
	8/2/2018	9,892	162,822	14,837	244,217
	8/2/2019	19,735	324,838	19,735	324,838

Carl M. Carlson..........	8/2/2017	1,384	22,781	4,153	68,358
	8/2/2018	2,392	39,372	3,587	59,042
	8/2/2019	5,782	95,172	5,782	95,172

Mark J. Meiklejohn...	8/2/2017	1,116	18,369	3,348	55,108
	8/2/2018	1,853	30,500	2,780	45,759
	8/2/2019	4,357	71,716	4,357	71,716

M. Robert Rose.........	8/2/2017	1,233	20,295	3,698	60,869
	8/2/2018	2,063	33,957	3,094	50,927
	8/2/2019	4,989	82,119	4,989	82,119

Darryl J. Fess.....	8/2/2017	1,116	18,369	3,348	55,108
	8/2/2018	1,878	30,912	2,818	46,384
	8/2/2019	4,519	74,383	4,519	74,383

1
These numbers represent shares of restricted stock subject to time and performance based vesting requirements.  The shares of restricted stock subject to time based vesting requirements vest ratably on annual basis for three years beginning on the first anniversary of the grant date.  The shares of restricted stock subject to performance based vesting requirements vest three years from the dates of grant, assuming the attainment of identified performance targets.  The actual number of shares that will be earned pursuant to the performance based awards are dependent upon the Company's performance for the identified performance periods.  We assume for purposes of the table that the Company's performance during the performance periods will result in the target amount of each award being earned by the Named Officers.  Actual results may vary based upon the Company's actual performance.

2	Based on market value per share of $16.46 at December 31, 2019, which was the closing price of the Company's common stock on the NASDAQ Global Select Market on such date.

NAMED EXECUTIVE COMPENSATION

Option Exercises and Stock Vested - 2019

The following table sets forth information with respect to the aggregate amount of stock awards that vested during the last fiscal year and the value realized thereon. None of the Company's Named Officers exercised option awards in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Paul A. Perrault..........	36,504	526,820	(1)(3)(4)

Carl M. Carlson..........	19,242	283,707	(1)(2)(3)(4)

Mark J. Meiklejohn.....	7,693	110,853	(1)(3)(4)

M. Robert Rose........	8,372	120,621	(1)(3)(4)

Darryl J. Fess............	5,877	84,741	(1)(3)(4)

1
In accordance with SEC rules, this table provides information regarding stock award vestings that occurred in 2019. This table presents gross share amounts, without accounting for shares withheld upon vesting for payment of taxes.

2	Value is based on the number of shares that vested on April 26, 2019, multiplied by the closing price per share on the vesting date, which was $14.98.
3
Value is based on the number of shares that vested on July 25, 2019, multiplied by the closing price per share on the vesting date, which was $14.51. Included in the number of shares acquired on vesting are performance-based restricted stock grants made to the Named Officers in office on July 25, 2016. Based on the Company's performance for the three year period ending December 31, 2018, the performance-based restricted stock vested at 80% of the target level. The remaining 20% of the target award was forfeited.

4	Value is based on the number of shares that vested on August 2, 2019, multiplied by the closing price per share on the vesting date, which was $14.25.

NAMED EXECUTIVE COMPENSATION

Pension Benefits – 2019

The following table provides information on the estimated present value of future payments to Mr. Meiklejohn under the SERP, discussed in more detail above, as of December 31, 2019.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Mark J. Meiklejohn	Supplemental Executive Retirement Plan	N/A	872,661	—

1	Pursuant to the terms of the SERP, the benefit is not based upon years of credited service. The benefit is based on a fixed amount and is fully vested.
2
Reflects actuarial present value of Mr. Meiklejohn's benefits under the SERP using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements and includes amounts which Mr. Meiklejohn is not currently entitled to receive because he is not eligible to retire.

Nonqualified Deferred Compensation – 2019

The following table contains information about the activity in, and the balances of, each Named Officer’s Nonqualified Deferred Compensation account as of December 31, 2019. For more information about the Company’s Nonqualified Deferred Compensation Plan, please see "Nonqualified Deferred Compensation Plan", above.

	Executive Contribution in 2019	Company Contributions in 2019	Aggregate Earnings in 2019	Aggregate Withdrawals or Distributions	Aggregate balance as of December 31, 2019
Name	($) (1)	($)	($) (2)	($)	($)

Paul A. Perrault...........	598,275	—	174,161	—	3,815,190

Carl M. Carlson.........	105,000	—	21,871	—	464,713

Mark J. Meiklejohn....	—	—	—	—	—

M. Robert Rose..........	—	—	—	—	—

Darryl J. Fess.......	—	—	—	—	—

1	The amount listed represents the amounts contributed by the Named Officer which are reported as salary earned in the last fiscal year in the Summary Compensation Table.
2
The aggregate earnings represent interest paid on the Named Officer's balances calculated using the Company's average annual yield on earning assets for the previous calendar quarter, converted to a monthly equivalent yield.

NAMED EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change-in-Control

Employment Agreement with Paul A. Perrault. The Company and Brookline Bank entered into an employment agreement (as amended the “Perrault Agreement”) with Mr. Perrault on April 11, 2011 which was amended on July 25, 2018. The Perrault Agreement is for a period of thirty-six (36) calendar months, and commencing on the first anniversary of the date of the Agreement, and continuing at each anniversary date thereafter, the Perrault Agreement shall renew for an additional year unless written notice is provided to Mr. Perrault at least sixty (60) days prior to any such anniversary date.

The Perrault Agreement provides that the Company will pay Mr. Perrault a base salary and a short-term incentive payment of up to seventy-five percent (75%) of base salary. As previously discussed, payment of this award is predicated upon the Company’s achievement of established annual goals. The Perrault Agreement also sets forth the terms and conditions of Mr. Perrault’s long-term incentive, which is in the form of equity compensation. Specifically, Mr. Perrault is eligible to receive an award of restricted stock having a value equal to seventy percent (70%) of his base salary in effect at the time the award is made. Fifty percent (50%) of each award will vest ratably over a three-year period, with the remaining fifty percent (50%) vesting at the end of a three-year period based on the attainment of performance goals which are established by the Compensation Committee.

Upon the occurrence of an Event of Termination, as defined in the Perrault Agreement, Mr. Perrault (or his beneficiaries or estate in the event of his death subsequent to his termination of employment) is entitled to receive an amount equal to the sum of (i) Mr. Perrault’s base salary, (ii) the highest bonus awarded to him during the past three years, and (iii) the highest equity consideration previously awarded to him in any year.

Upon the occurrence of a Change in Control, as defined in the Perrault Agreement, Mr. Perrault (or his beneficiaries or estate) is entitled to receive an amount equal to three times the sum of items (i), (ii) and (iii) as set forth in the preceding paragraph, and all unvested restricted and performance stock awards immediately vest and become payable on the occurrence of a Change in Control.

Upon the occurrence of an Event of Termination or a Change in Control, life and disability coverage substantially identical to the coverage maintained by the Company shall continue to be made available to Mr. Perrault for 24 months from the date of termination. In January 2018, the Compensation Committee voted to provide Mr. Perrault with Post-Retirement benefits as set forth in the Brookline Bank 2004 Post Retirement Medical Benefit Plan (the "Post Retirement Medical Benefit Plan"). The Post Retirement Medical Benefit Plan provides that at the age of 65, an eligible employee shall be entitled to receive a post-retirement health subsidy equal to three (3%) percent of the annual premium cost per year of service after the age of 40 with a maximum subsidy of fifty (50%) percent.

Notwithstanding the Perrault Agreement, payments under the Perrault Agreement will be reduced if such reduction will result in Mr. Perrault receiving a higher after-tax amount in order to mitigate the risk of any excise taxes imposed pursuant to Section 280G of the Code.
In the event that Mr. Perrault is unable to perform his duties on a full-time basis for a period of six consecutive months due to disability, the Company may terminate the Perrault Agreement, but will be obligated to pay him his Base Salary for one year, whichever is the longer period of time, provided that any amounts actually paid to Mr. Perrault pursuant to any disability insurance or other similar such program which the Company has provided, or pursuant to any workman’s or social security disability program, shall reduce the compensation to be paid to Mr. Perrault resulting from his disability.

NAMED EXECUTIVE COMPENSATION

In the event of death, Mr. Perrault’s estate, legal representatives or beneficiaries shall be paid his base salary for a period of one year from the date of his death and the Company will continue to provide medical, dental and other benefits normally provided to Mr. Perrault’s family for one year after his death.
Employment Agreement with Mark J. Meiklejohn. The Company entered into an employment agreement (the “Meiklejohn Agreement”) with Mr. Meiklejohn on April 19, 2011. The Meiklejohn Agreement provides that Mr. Meiklejohn will serve as the President and Chief Executive Officer of Bank Rhode Island, will receive a base salary and will be eligible for a short-term incentive payment pursuant to the Company’s incentive plan. Mr. Meiklejohn’s receipt of the full amount of the annual short-term incentive is predicated upon the achievement by the Company of certain performance targets as discussed above.
The Meiklejohn Agreement provides that if the Company terminates Mr. Meiklejohn without Cause, as defined in the Meiklejohn Agreement, he will be entitled to receive a payment amount equal to his base salary for one year, the Company will continue to provide Mr. Meiklejohn with medical, dental, and life insurance benefits for a period of 12 months from the date of termination, and he will receive outplacement services for six months from the date of termination.
In the event that Mr. Meiklejohn is unable to perform his duties on a full-time basis for a period of six consecutive months due to disability, the Company will terminate the Meiklejohn Agreement, but will be obligated to pay him his base salary for six months, provided that any amounts actually paid to Mr. Meiklejohn pursuant to any disability insurance or other similar such program which the Company has provided, or pursuant to any workman’s or social security disability program, shall reduce the compensation to be paid to Mr. Meiklejohn resulting from his disability. In the event of Mr. Meiklejohn’s death, the Meiklejohn Agreement will automatically terminate.
Notwithstanding the preceding paragraphs, if the aggregate payments and benefits to be made to Mr. Meiklejohn (the “Termination Benefits”) pursuant to the Meiklejohn Agreement would be deemed to include an “excess parachute payment” under Section 280G of the Code, then the Termination Benefits would be reduced to an amount that represents the maximum amount that can be deducted by the Company and Bank Rhode Island in accordance with Section 280G of the Code.
Mr. Meiklejohn has entered into the Company’s standard Change-in-Control agreement, discussed below, which provides certain benefits upon the occurrence of a Change-in-Control, as defined in the agreement.
Change-in-Control Agreements. The Company, including its subsidiaries, has entered into change in control agreements (the “Change-in-Control Agreements”) with several of the Company’s officers, including individuals who serve as officers of the Company’s subsidiaries and all of the Named Officers with the exception of Mr. Perrault, whose employment agreement with the Company includes change in control provisions. The Change-in-Control Agreements provide certain benefits in the event of a qualifying termination within 12 months following a change in control of the Company. For these purposes, a change in control ("Change-in-Control") is defined generally to mean: the consummation of (i) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (ii) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

NAMED EXECUTIVE COMPENSATION

Under the Change-in-Control Agreement, if, within 12 months following a Change-in-Control of the Company, the Named Officer's employment with the Company is terminated by the Company other than for Cause, or by the Named Officer for Good Reason (each as defined in the Change-in-Control Agreement), the Named Officer would be entitled to: (1) a payment equal to two times the sum of the Named Officer’s annual base salary in effect immediately prior to the Change-in-Control and the Named Officer’s target bonus for the fiscal year in which the Change-in-Control occurred, and (2) continuation of certain benefits provided by the Company for 24 months following the date of termination. Notwithstanding any provision to the contrary in the Change-in-Control Agreements, payments under the Change-in-Control Agreements will be reduced if such reduction will result in the Named Officer receiving a higher after-tax amount in order to mitigate the risk of any excise taxes imposed pursuant to Section 280G of the Code.
These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Company may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the Change-in-Control Agreements may have the effect of making a takeover more expensive to an acquirer, the Company believes that the benefits of enhancing the Company’s ability to attract and retain qualified management persons by offering the Change-in-Control Agreements outweigh any disadvantage of such agreements.
Assuming the employment of the Named Officers were to be terminated under the circumstances listed below, each as of December 31, 2019, the following Named Officers would be entitled to the following payments and benefits under the terms of their employment agreements and Change-in-Control Agreements:

NAMED EXECUTIVE COMPENSATION

Name	Voluntary Resignation	Early Retirement	Normal Retirement	Involuntary not for Cause Termination	Involuntary Termination for Cause	Involuntary Termination after Change in Control	Disability (4)	Death (4)

Paul A. Perrault
Employment Agreement
Severance........................	$1,980,198	$—	$—	$1,980,198	$—	$5,940,593	$803,500	$803,500
Equity (1)........................	$—	$—	$—	$—	$—	$1,453,648	$—	$—
Perquisites/Benefits (2)....	$112,504	$—	$—	$112,504	$—	$112,504	$—	$19,372
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other (3)..........................	$75,000	$—	$—	$75,000	$—	$75,000	$—	$—
Total..................................	$2,167,702	$—	$—	$2,167,702	$—	$7,581,745	$803,500	$822,872

Carl M. Carlson
Change in Control Agreement
Severance.........................	$—	$—	$—	$—	$—	$1,318,400	$—	$—
Equity (1)........................	$—	$—	$—	$—	$—	$353,067	$353,067	$353,067
Perquisites/Benefits (2)....	$—	$—	$—	$—	$—	$45,548	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$—	$—	$—	$—	$—	$—	$—	$—
Total.................................	$—	$—	$—	$—	$—	$1,717,015	$353,067	$353,067

Mark J. Meiklejohn
Employment Agreement and
Change in Control Agreement
Severance.........................	$—	$—	$—	$376,300	$—	$1,128,850	$188,150	$—
Equity (1)........................	$—	$—	$—	$—	$—	$299,391	$299,391	$299,391
Perquisites/Benefits (2)....	$—	$—	$—	$22,774		$45,548	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$—	$—	$—	$—	$—	$—	$—	$—
Total..................................	$—	$—	$—	$399,074	$—	$1,473,789	$487,541	$299,391

M. Robert Rose
Change in Control Agreement
Severance........................	$—	$—	$—	$—	$—	$1,002,600	$—	$—
Equity (1)........................	$—	$—	$—	$—	$—	$353,083	$353,083	$353,083
Perquisites/Benefits (2)....	$—	$—	$—	$—	$—	$54,620	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$—	$—	$—	$—	$—	$—	$—	$—
Total.................................	$—	$—	$—	$—	$—	$1,410,303	$353,083	$353,083

Darryl J. Fess
Change in Control Agreement
Severance.........................	$—	$—	$—	$—	$—	$1,170,900	$—	$—
Equity (1)........................	$—	$—	$—	$—	$—	$308,674	$308,674	$308,674
Perquisites/Benefits (2)....	$—	$—	$—	$—	$—	$45,548	$—	$—
Tax Reimbursement.........	$—	$—	$—	$—	$—	$—	$—	$—
Other...............................	$—	$—	$—	$—	$—	$—	$—	$—
Total.................................	$—	$—	$—	$—	$—	$1,525,122	$308,674	$308,674

NAMED EXECUTIVE COMPENSATION

1
Reflects shares of common stock award to the Named Officers that have not vested as of December 31, 2019, and would vest upon an involuntary termination following a change in control, or in the event of the disability or death of the Named Officer. The value of the shares of common stock awarded to the Named Officers is based on a closing price of $16.46 per share on December 31, 2019. In the case of Mr. Perrault, this amount is designated per his employment agreement with the Company.

2	Represents medical and dental insurance premiums, life insurance premiums, group term disability insurance premiums, and, where applicable, an automobile allowance.
3
Represents the administrative support allowance provided to the Chief Executive Officer following an Event of Termination pursuant to his Employment Agreement with the Company. Please see the description above related to Mr. Perrault's Employment Agreement for more information.

4
In the event of disability or death of a Named Officer, in addition to the benefits shown under the columns "Disability" and "Death," the Named Officer would receive benefits under the Company's disability plan or payments under the Company's group term life insurance plan, as applicable.

CEO Pay Ratio Disclosure
Consistent with the requirements of the Dodd-Frank Act Section 953(b) and Item 402(u) of Regulation S-K, beginning with our 2018 Proxy Statement, the Company must provide a disclosure of the “Total Compensation” paid to our Chief Executive Officer, Mr. Paul Perrault (our "CEO"), as a ratio to the Total Compensation paid to our median employee (the “Median Employee”) for the prior year (the “CEO Pay Ratio”). For 2019, our last completed fiscal year, the Total Compensation paid to our Median Employee was $83,296 and the Total Compensation paid to our CEO as reported in the Summary Compensation Table included in this Proxy Statement was $2,247,200. The Company’s CEO Pay Ratio for 2019 is 27:1.
For purposes of determining the compensation of our Median Employee, we followed the requirements established by the SEC. A date of December 31, 2017 was selected to determine our Median Employee. We used gross pay to calculate the Median Employee. The gross pay method includes all payments made to an employee during a given calendar year. Consistent with SEC guidance we excluded certain non-relevant employees from the calculation such as those who left the Company prior to December 31, 2017 and our CEO. The gross pay for employees who were hired by the Company during 2017 was annualized in accordance with SEC guidance. Using this information, we determined our Median Employee and calculated the CEO Pay Ratio based on the Median Employee’s Total Compensation as required by SEC guidance. The Median Employee selected for 2017 remained with the Company in 2018, but transitioned to a different role. There was a second employee whose compensation was substantially similar to the Median Employee, this person was used as the Company's Median Employee for 2018 and 2019.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of six members of the Board, each of whom is independent under the NASDAQ Stock Market LLC (“NASDAQ”) listing standards and Securities and Exchange Commission (“SEC”) rules and regulations applicable to Audit Committees. All members of the Audit Committee are financially literate under the applicable NASDAQ rules, and Thomas J. Hollister and John J. Doyle, Jr. are “audit financial committee experts” within the meaning of that term as defined by the SEC in Regulation S-K under the Securities Exchange Act of 1934, as amended. The Board has adopted, and annually reviews, an Audit Committee charter. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight responsibilities of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm and internal audit function, evaluating the Company’s accounting policies and the Company’s system of internal controls that management and the Board have established, and reviewing material transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

The Audit Committee has reviewed and discussed the Company’s December 31, 2019 audited financial statements with management and with KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, as amended (Codification of Statements on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee has considered whether the provision of non-audit services to the Company is compatible with KPMG LLP’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the December 31, 2019 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. We have selected KPMG LLP as the Company’s independently registered public accounting firm for the fiscal year end 2020, and have approved submitting the selection of the independent registered public accounting firm for ratification by the shareholders.

MEMBERS OF THE AUDIT COMMITTEE

Thomas J. Hollister (Chair)
Joanne B. Chang
John J. Doyle, Jr.
Margaret Boles Fitzgerald
John A. Hackett
Bogdan Nowak

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP currently serves as the Company's independent registered public accounting firm, and that firm conducted the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2019. The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm to conduct an audit of the Company's consolidated financial statements for the fiscal year ending December 31, 2020.

Although ratification by stockholders is not required by law or by our by-laws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.

It is anticipated that a representative of KPMG LLP will attend the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Public Accounting Fees

The following is a summary of the fees for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2019 and 2018:

Fee Category	2019	2018
Audit Fees(1)	$1,224,000	$1,131,469
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	—	—
	$1,224,000	$1,131,469

1
Audit Fees.  Audit fees were for professional services rendered for the audit of the Company’s annual financial statements, the audit of internal controls over financial reporting, the review of quarterly financial statements, and the preparation of statutory and regulatory filings.

2	Audit-Related Fees. Audit-related fees were for audit services rendered in conjunction with the Company's acquisition of First Commons Bank.
3
Tax Fees.  Tax fees consist of fees billed for professional services for tax compliance, tax planning, and tax audit defense. The Audit Committee considered and determined that the provision for non-audit services provided by KPMG LLP is compatible with maintaining that firm's independence.

4	All Other Fees. There were no other fees.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

At present, our Audit Committee approves the engagement of KPMG LLP for audit and non-audit services before we engage KPMG LLP to provide those services except to the extent such approval is not required pursuant to our pre-approved audit services policy. Our Audit Committee has established a pre-approval policy consistent with the requirements of the SEC and PCAOB that allows management to engage KPMG LLP to provide certain, pre-specified services up to a pre-approved cost level with only an obligation to notify the Audit Committee of the engagement for those services at the Audit Committee’s next regularly scheduled meeting. Consistent with the pre-approval policy and the requirements of the SEC and PCAOB, the Committee pre-approved all of KPMG LLP 2019 fees and services to the extent required by the pre-approval policy.

PROPOSAL 3: ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION ("SAY-ON-PAY")

As required by Section 14A of the Exchange Act, the Board of Directors is submitting for stockholder approval, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such stockholder advisory vote will occur at the 2020 Annual Meeting of Stockholders.

The resolution that is the subject of this proposal is a non-binding resolution and will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the Company, the Board of Directors or the Compensation Committee or creating or implying any change to the fiduciary duties of the Board. Furthermore, because this non-binding resolution relates primarily to compensation that has already been paid or is contractually committed for the Company’s Named Officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the Company’s Named Officers.

The Company has five Named Officers listed in this Proxy Statement. The Company’s compensation program is designed to attract, motivate and retain the Named Officers who are critical to the Company’s success, offering a combination of base salary and both annual and long-term incentives that are closely aligned with the Company’s annual and long-term performance objectives. Please see the section titled “Compensation Discussion and Analysis” for additional information about the Company’s executive compensation programs.

We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in our discussion section titled “Compensation Discussion and Analysis.”

For these reasons, the Board of Directors recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation of the Company’s Named Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED OFFICERS

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy materials for its 2021 Annual Meeting must be received by the Company on or before December 7, 2020 in order to be considered for inclusion in its proxy materials. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy materials. Any such proposal should be mailed to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116, Attn.: Corporate Secretary.

Stockholder proposals to be presented at the Company’s 2021 Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy materials for its 2021 Annual Meeting, must be received in writing at our principal executive office, together with the appropriate supporting documentation, not later than February 12, 2021, nor earlier than January 13, 2021, provided, however, that in the event the 2021 Annual Meeting is first convened more than thirty (30) days before or more than sixty (60) days after the anniversary of this year’s Annual Meeting, the stockholder proposal must be so received by the later of the close of business on the ninetieth (90th) day prior to the scheduled date of the 2021 Annual Meeting or the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals must be mailed to: Brookline Bancorp, Inc., 131 Clarendon Street, Boston, Massachusetts 02116, Attn.: Corporate Secretary.

Other Matters

The Board is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their discretion.

Miscellaneous

The Company will incur costs of soliciting proxies. Upon request, the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and other of the Company’s employees may solicit proxies personally or by telephone without additional compensation.